UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FOMO CORP.
(Exact name of registrant as specified in its charter)
California
(State or other jurisdiction of incorporation or organization)
6719
(Primary Standard Industrial Classification Code Number)
83-3889101
(I.R.S. Employer Identification Number)
1 E Erie St, Ste 525 Unit #2250 Chicago, IL 60611 212-731-4806
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Eilers Law Group PA 149 South Lexington Ave. Asheville, NC 28801
(Name, address, including zip code, and telephone number, including area code, of agent for service)
From time to time after the date this registration statement becomes effective
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, no par value	1,500,000,000	$0.002	$3,000,000	$327.30
Common stock upon exercise of Warrants, no par value	500,000,000	$0.004	$2,000,000	218.20
Total	2,000,000,000		$5,000,000	545.50	(2)

(1) Consists of up to 1,500,000,000 shares of Common Stock and 500,000,00 Warrant Shares to Tysadco Partners LLC be offered by the Selling Security Holder (as defined below). The registration statement shall also cover any additional shares of the registrant’s common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effectuated without the receipt of consideration that results in an increase in the number of the outstanding shares of the registrant’s common stock.

(2) Previously Paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

COPIES OF COMMUNICATIONS TO:

William R. Eilers, Esq.

Eilers Law Group, P.A.

149 Lexington Ave.

Asheville, NC 28803

(786) 273-9152

Subject to completion, dated June 22, 2021

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Explanatory Explanation

This Form S-1 is being amended to correct typographical errors in original document

PRELIMINARY PROSPECTUS

FOMO CORP.

1 E Erie St, Ste 525

Unit #2250

Chicago, IL 60611

212-731-4806

1,500,000,000 SHARES OF COMMON STOCK

and

500,000,000 WARRANT SHARES

This prospectus relates to the offer and resale of up to: (i) 1,500,000,000 shares of our common stock, no par value per share (the “Common Stock”) that may be purchased (the “Purchase Shares”) by Tysadco Partners LLC (“Tysadco”), pursuant to the Common Stock Purchase Agreement dated June 21, 2021 between the Company and Tysadco (the “CSPA”); and, (ii) 500,000,000 shares of Common Stock to be issued (the “Warrant Shares”) to Tysadco upon the exercise of warrants pursuant to that certain Common Stock Purchase Warrant dated June 21, 2021 (the “Warrant Agreement”). Tysadco is also referred to herein as the “Selling Security Holder”. The Purchase Shares and Warrant Shares, together, are sometimes referred to herein as the “Registered Common Stock”.

We will not receive any proceeds from the sale of the shares of the Registered Common Stock by Tysadco. However, we will receive proceeds from our sale of the Purchase Shares Tysadco pursuant to the CSPA and the exercise of the Warrant Shares by Tysadco pursuant to the Warrant Agreement.

Tysadco, as the Selling Security Holder (hereafter “Tysadco”) identified in this prospectus, may offer the shares of the Registered Common Stock from time-to-time through public or private transactions at prevailing market prices or at privately negotiated prices. The Selling Security Holder can offer all, some or none of its shares of Registered Common Stock, thus we have no way of determining the number of shares of Registered Common Stock it will hold after this offering. See “Plan of Distribution”.

The Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any broker-dealers or agents that are involved in selling the shares of Registered Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Tysadco may offer an indeterminate number of shares of the Company’s Registered Common Stock, which will consist of up to $5,000,000 of shares of Registered Common Stock held by the Selling Security Holder pursuant to the CSPA and the Warrant Agreement. If issued presently, the 2,000,000,000 shares of Registered Common Stock registered for resale by Tysadco would represent 26.2% of our issued and outstanding shares of common stock, as of June 22, 2021.

Our common stock is quoted on the OTC Link LLC quotation system operated by OTC Markets, Group, Inc., under the symbol “FOMC” on the Pink Sheets tier. On June 21, 2021, the reported closing price of our Common Stock was $0.0025 per share.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, and, as such, have elected to comply with certain reduced public disclosure requirements for this Prospectus and future filings. This Prospectus complies with the requirements that apply to an issuer that is an emerging growth company. See “Prospectus Summary-Implications of Being an Emerging Growth Company”.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 3 HEREOF BEFORE BUYING ANY SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 22, 2021

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

i

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto. Throughout this prospectus, the terms, the “Company,” “FOMO CORP.,” “we,” “us,” “our “and” our company” refer FOMO CORP., a California corporation.

1

SUMMARY OF THIS OFFERING

OFFERING SUMMARY

Shares of Common Stock currently outstanding	5,627,611,492

Shares of Common Stock being offered	2,000,000,000 shares of Registered Common Stock issuable to Tysadco under the terms of the CSPA and the Warrant Agreement.

Common stock to be outstanding immediately after this offering[1]	7,627,611,492

Offering price per share	The Selling Security Holder may sell all or a portion of the shares being offered pursuant to this Prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of proceeds	We will not receive any proceeds from the sale of the Registered Common Stock offered by the Selling Security Holder. However, we will receive proceeds from initial sale of shares to Tysadco, pursuant to the CSPA and the Warrant Agreement. The proceeds from the sale of shares will be used for general corporate and working capital purposes, repayment of debt, and potential acquisitions.

Risk factors	Investing in our common stock involves a high degree of risk, and the purchasers of our Common Stock may lose all or part of their investment. Before deciding to invest in our securities, please carefully read the section entitled “Risk Factors” beginning on page 3 and the other information in this Prospectus.

Trading Symbol	Our Common Stock is quoted on the OTC Pink under the symbol “FOMC.”

1 The number of shares of our common stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 5,627,611,492 shares outstanding as of June 21, 2021, and excluding the 2,000,000,000 shares of Registered Common Stock issuable in this offering.

2

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses until the first two planned acquisitions listed above (LED Funding and Lux Solutions) are completed.

For the fiscal year ended December 31, 2020, we incurred an operating loss of $1,598,286. For the fiscal year ended December 31, 2019, we incurred an operating loss of $212,708. At December 31, 2020 we had an accumulated deficit of $7,662,645. We have only generated $151,392 and $92,114 of revenues for the three months ended March 31, 2021 and December 31,2020, respectively. We plan to increase our expenses associated with the development of our business incubation and acceleration business. There is no assurance we will be able to derive revenues from the development of our business incubation and acceleration business to successfully achieve positive cash flow or that our business incubation and acceleration business will be successful. If we achieve profitability, we may be unable to sustain or increase profits on a quarterly or annual basis.

We believe that long-term profitability and growth will depend on our ability to:

●	Correctly identify new businesses with growth potential
●	Execute favorable transactions for investment in such businesses
●	Realize profitable exit strategies

Inability to successfully execute on any of the above, among other factors, could have a material adverse effect on our business, financial results or operations.

We do not have sufficient cash on hand.

As of March 31, 2021, we had $269,002 cash on hand. These cash resources are not sufficient for us to execute our business plan. If we do not generate sufficient cash from our intended financing activities and sales, we will be unable to continue our operations. We estimate that within the next 12 months we will need 200,000 in cash from either investors or operations. While we intend to engage in several equity or debt financings, there is no assurance that these will actually occur. Nor can we assure our shareholders that we will not be required to obtain additional financing on terms that are dilutive of their interests. You should recognize that if we are unable to generate sufficient revenues or obtain debt or equity financing, we will not be able to earn profits and may not be able to continue operations.

We may not be able to continue our business as a going concern.

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has accumulated a deficit of $10,051,875 as of March 31, 2021 and has had no significant revenues.

In light of these matters, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. If these adjustments were required to be made, the value of our assets and your shares would be reduced. Management plans to raise additional capital through the sale of stock to pursue business development activities.

If we are not able to raise enough funds through the CSPA or other sources, we may not be able to successfully develop and market our products and our business may fail.

The Company’s cash on hand at March 31, 2021 was $269,002. We have generated no significant revenue from operations. We do not have any commitments for financing other than the Equity Purchase Agreement, and we will need additional financing to meet our obligations and to continue our business. Although we plan to raise funds through the offering of common shares of the Company, due to the conditions of the equity markets we cannot guarantee that we will be able to raise money through the sale of common stock or that we will be able to raise additional funds.

3

Our business may suffer if we are unable to attract or retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of our management, as well as other personnel. We have a small management team, and the loss of a key individual or our inability to attract suitably qualified replacements or additional staff could adversely affect our business. Our success also depends on the ability of management to form and maintain key commercial relationships within the marketplace. No assurance can be given that key personnel will continue their association or employment with us or that replacement personnel with comparable skills will be found. If we are unable to attract and retain key personnel and additional employees, our business may be adversely affected.

RISKS RELATED TO OUR COMMON STOCK

We may need additional capital that will dilute the ownership interest of investors.

We may require additional capital to fund our future business operations. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our Common Stock, who may experience dilution of their ownership interest of our Common Stock. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional Common Stock by our board of directors may have the effect of further diluting the proportionate equity interest and voting power of holders of our Common Stock.

Our shares qualify as a penny stock. As such, we are subject to the risks associated with “penny stocks”. Regulations relating to “penny stocks” limit the ability of our stockholders to sell their shares and, as a result, our stockholders may have to hold their shares indefinitely.

Our common stock is deemed to be “penny stock” as that term is defined in Regulation Section 240.3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks: (a) with a price of less than $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the United States Securities Exchange Act of 1934 and Regulation 240.15g(c)2 of the Securities and Exchange Commission require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in our Common Stock are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”.

Moreover, Regulation 240.15g-9 of the Securities and Exchange Commission requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of them. Holders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks suffers from patterns of fraud and abuse. Such patterns include:

i.	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
ii.	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
iii.	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
iv.	excessive and undisclosed bid-ask differential and mark-ups by selling broker-dealers; and
v.	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

4

RISKS RELATED TO THE OFFERING

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the CSPA with Tysadco Partners LLC

The sale of our common stock may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is in the future, the more shares of our common stock we will have to issue to in order to raise additional funds if needed. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

Recent Sales of Unregistered Securities

Between January 1, 2019 and December 31, 2019, the Company issued to third-party lenders a total of 1,153,231,661 shares of common stock pursuant to conversions of $231,444 debt. In accordance with the “tacking” provisions under the rules and regulations of the 1933 Act, the request for conversions were accompanied by opinions of counsel and therefore all the shares were issued without restrictions on sales or transfers.

Between January 1, 2019 and December 31, 2019, the Company did not issue any shares of common stock to related parties.

Between January 1, 2020 and December 31, 2020, the Company issued to third-party lenders a total of 2,936,347,316 shares of common stock pursuant to conversions of $646,456 debt. In accordance with the “tacking” provisions under the rules and regulations of the 1933 Act, the request for conversions were accompanied by opinions of counsel and therefore all the shares were issued without restrictions on sales or transfers.

Between January 1, 2020 and December 31, 2020, the Company did not issue any shares of common stock to related parties.

During the three months ended March 31, 2021 third-party lenders converted $563,643 of principle, interest and penalties into 905,435,038 shares of no-par common stock

On January 21, 2021 the Company issued a third-party lender 10,000,000 shares of no-par common stock for loan cost of $20,000.

On February 27, 2021, the Company issued a consultant 300,000 shares of no-par common stock for investor relations services of $4,140.

On March 1, 2021, the Company issued a consultant 6,250,000 shares of no-par common stock for consulting services of $95,500.

On March 31, 2021, the Company sold 65,000,000 shares of common no-par stock for $250,00, as part of an equity line of credit

During February 2021 the Company sold 2,750,000 Series A Preferred shares for $275,000.

On January 1, 2021, the Company issued a consultant 25,000 Series B Preferred shares for services valued at $5,500.

On January 6, 2021, the Company issued 175,000 Series B Preferred shares as a non-refundable deposit to purchase SmartGuard valued at $38,500.

On January 6, 2021, the Company issued 175,000 Series B Preferred shares as a refundable deposit to purchase SmartGuard valued at $38,500

On February 11, 2021, the Company issued 100,000 Series B Preferred shares as a non-refundable deposit to purchase PVBJ valued at $80,000.

On February 24, 2021, the Company issued 250,000 Series B Preferred shares to purchase assets of Independence LED Lighting LLC valued at $80,000.

On March 20, 2021, the Company issued 125,000 Series B Preferred shares to purchase the assets of Energy Intelligence Center LLC valued at $265,000.

5

Unless an active trading market develops for our securities, investors may not be able to sell their shares.

We are a reporting company and our common shares are quoted on the OTC Pink (OTCP) under the symbol “FOMC”. However, there is not currently an active trading market for our common stock and an active trading market may never develop or, if it does develop, may not be maintained. Failure to develop or maintain an active trading market will have a generally negative effect on the price of our common stock, and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price and therefore your investment could be a partial or complete loss.

Since our common stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our common stock is thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to):

●	the trading volume of our shares;
●	the number of securities analysts, market-makers and brokers following our common stock;
●	new products or services introduced or announced by us or our competitors;
●	actual or anticipated variations in quarterly operating results;
●	conditions or trends in our business industries;
●	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
●	additions or departures of key personnel;
●	sales of our common stock and
●	general stock market price and volume fluctuations of publicly traded and particularly microcap companies.

Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTCP and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers and option traders.

RISKS RELATED TO COMPETITION

Each of FOMO CORP.’s holdings provide technology solutions to end users and contractors. In many cases the competitors are also strategic partners, from whom the FOMO portfolio companies purchase at wholesale to package within the solutions for the end customers.

Purge Virus, LLC (wholly owned subsidiary)

The companies below are competitors of Purge Virus, LLC (“PV”) for Portable and In-Duct disinfection at one side, because they or other distributors often “pitch” end user accounts on energy savings. That said, on the other side they are often strategic relationships, because PV also sources from multiple providers. In-Duct Disinfection is typically less than half of the cost per sq ft of Portable Disinfection (standing devices). This is logical given that the existing HVAC systems for In-Duct disinfection already have the fans and air distribution as a sunk cost for the facility owner/operator. In a post-COVID-19 world, Purge Virus expects that In-Duct disinfection will become part of new standards for Indoor Air Quality (IAQ) and new construction as well as retrofit.

●	American Ultraviolet (AUV)
●	BioZone
●	Global Plasma Solutions (GPS)
●	SmartGuard / Light Progress USA
●	Surgically Clean Air
●	UVDI
●	Vollara

6

Energy Intelligence Center LLC (wholly-owned subsidiary formed in Wyoming; assets purchased in 1Q21 from Energy Intelligence Center, LLC – a PA LLC)

The companies below are competitors of the Energy Intelligence Center (EIC) at one side, because they often “pitch” end user accounts on energy savings, but on the other side they are each synergistic opportunities, because EIC’s OptikW software integrates with the Building Management Systems (BMS) that they provide to make the systems smarter relative to ambient conditions such as ambient temperature, humidity, and dew point. This results in savings to the building operator of 10%-30%.

●	Alerton
●	Allen Bradley
●	Automated Logic
●	Building Robotics
●	Carrier
●	Cypress Envirosystems
●	Delta
●	Distech
●	FieldServer technologies
●	Honeywell
●	Johnson Controls International - JCI
●	KMC Controls
●	McQuay International
●	Mitsubishi Electric
●	Obvius
●	Onicon Corporation
●	Regin
●	Schneider
●	Siemens
●	TAC
●	Trane
●	Tridium

Independence LED Lighting (folded into Energy Intelligence Center LLC Wyoming, a wholly owned subsidiary; assets purchased in 1Q21 from Independence LED Lighting, LLC – a PA LLC)

The companies below are competitors at one side of Independence LED Lighting (ILED) for MADE IN USA light-emitting diode (LED) fixtures, that are Buy American Act (BAA) compliant. On the other side they are often strategic relationships, because ILED sources from multiple providers. Given the vast range of light fixture form factors, color temperatures, and lighting output levels, in many cases, ILED provides solutions for its customers that include a combination of its own products with fixtures from other manufacturers.

●	EnergyFocus
●	MaxLite
●	Olympia
●	Optilumen
●	ORION
●	Simple LEDs

7

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this Prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

USE OF PROCEEDS

The Selling Security Holder is selling all of the shares of our common stock covered by this prospectus for its own account. Accordingly, we will not receive any proceeds from the resale of our common stock. However, we will receive proceeds from any sale of the common stock to Tysadco Partners LLC under the CSPA. We intend to use the net proceeds received to acquire the first two acquisitions listed above (LED Funding and Lux Solutions) and working capital for general corporate needs.

DILUTION

We are not offering any shares in this registration statement. All shares are being registered on behalf of the Selling Security Holder.

The Selling Security Holder identified in this Prospectus may offer and sell up to 2,000,000,000 shares of our Common Stock, which consists of shares of Common Stock to be sold by Tysadco pursuant to the CSPA and the Warrant Agreement. If issued presently, the shares of common stock registered for resale by Tysadco would represent approximately 26.2% of our issued and outstanding shares of common stock as of June 22, 2021.

We may require the Selling Security Holder to suspend the sales of the shares of our common stock being offered pursuant to this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The Selling Security Holder identified in the table below may from time to time offer and sell under this Prospectus any or all of the shares of Common Stock described under the column “Shares of Common Stock Being Offered” in the table below.

Tysadco will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by such Selling Security Holder may be deemed to be underwriting commissions.

Information concerning the Selling Security Holder may change from time to time and, if necessary, we will amend or supplement this Prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the Selling Security Holder upon termination of this offering, because the Selling Security Holder may offer some or all of the common stock under the offering contemplated by this Prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Prospectus.

The manner in which the Selling Security Holder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of each Selling Security Holder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 5,627,611,492 shares of our common stock outstanding as of June 22, 2021.

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Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the Selling Security Holder’s name, subject to community property laws, where applicable, and (b) no Selling Security Holder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this Prospectus forms a part.

	Shares Owned by the Selling Stockholders before the	Shares of Common Stock	Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	Offering (2)	Being Offered(1)	# of Shares (2)	% of Class (2)
Tysadco Partners LLC.(1)	0	2,000,000,000	26.2%	26.2%

(1) Consists of up to 1,500,000,000 shares of Common Stock and 500,000,000 Warrant Shares to be sold by Tysadco pursuant to the CSPA and Warrant Agreement. Arnold Nunez exercises voting and dispositive power with respect to the shares of our Common Stock and Warrant Shares that are beneficially owned by Tysadco.

(2) Assumes that all shares of the Registered Common Stock are sold.

The Selling Security Holder will be limited to purchasing an aggregate amount of 1,500,000,000 shares of the Registered Common Stock under the CSPA and 500,000,000 shares of our Registered Common Stock under the Warrant Agreement for a total of 2,000,000,000 shares to the extent that the Selling Security Holder together with its affiliates and attribution parties, would not beneficially own a number of shares of our Common Stock which would exceed 9.99% of our then outstanding shares of Common Stock following such purchase or exercise by Tysadco.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 2,000,000,000 Registered Common Stock issued pursuant to the CSPA and Warrant Agreement held by the Selling Security Holder.

The Selling Security Holder may, from time to time, sell any or all of their shares of Registered Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Security Holder may use any one or more of the following methods when selling the Registered Common Stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will sell the shares as agent;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	privately negotiated transactions;
●	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Security Holder may be deemed an underwriter. Pursuant to the terms of the CSPA, the Selling Security Holder may not engage in any short sales of the Company’s common stock or other hedging activities. The Selling Security Holder may sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for itself or its customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Security Holder will attempt to sell shares of the Company’s common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Security Holder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holder. In addition, any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

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Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Security Holder. The Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Security Holder may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell such the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee or transferee as selling security holders under this prospectus.

The Selling Security Holder also may transfer the shares of Registered Common Stock in other circumstances, in which case the transferees or pledgees will be the selling beneficial owners for purposes of this prospectus and may sell the shares of Registered Common Stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee or transferee as selling security holders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of the Registered Common Stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our Registered Common Stock offered hereby will be paid by the Selling Security Holder.

The Selling Security Holder acquired the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of Registered Common Stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of Registered Common Stock by the Selling Security Holder. We will file a supplement to this prospectus if the Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered. If the Selling Security Holder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the Selling Security Holder. The Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exist, we expect Tysadco Funds, LP to pay these expenses. We have agreed to indemnify Tysadco Funds, LP and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $25,000. We will not receive any proceeds from the resale of any of the shares of our Registered Common Stock by Tysadco Funds, LP. We may, however, receive proceeds from the sale of Registered Common Stock under the CSPA. Neither the CSPA nor any rights of the parties under the CSPA may be assigned or delegated to any other person.

DESCRIPTION OF SECURITIES

General

The Company is authorized to issue 20,000,000,0000 shares of no-par value Common Stock, 100,000,000 shares of $0.0001 par value Preferred Stock broken down as follows, 78,000,000 shares of Class A Preferred Stock, 20,000,000 shares of Class B Preferred Stock, and 2,000,000 shares of Series C Preferred Stock. As of June 7, 2021, the Company had 5,627,611,492 shares of Common Stock outstanding, 4,750,000 shares of Class A Preferred shares outstanding, 5,340,815 shares of Class B Preferred outstanding, and 1,000,000 shares of Class C Preferred shares outstanding.

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Common Stock

Our Board of Directors has created a class of common stock designated as the Common Stock (“Common Shares”).

Each share of Common Stock entitles the holder to one vote on all matters on which holders are permitted to vote, including the election of directors. Common Shares do not have cumulative voting rights and have no par value

Subject to the preferences that may be applicable to any outstanding classes of stock, the holders of the Common Shares will share equally on a per share basis any dividends, when and if declared by the Board of Directors out of funds legally available for that purpose. If the Company is liquidated, dissolved, or wound up, the holders of the Common Shares will be entitled to a ratable share of any distribution to stockholders, after satisfaction of all the Company’s liabilities and of the prior rights of any outstanding classes of the Company’s stock. Common Shares carry no preemptive or other subscription rights to purchase shares of the Company’s stock and are not convertible, redeemable, or assessable.

Class A Preferred Stock

Our Board of Directors has created a class of preferred stock designated as the Class A Preferred Stock (“Class A Preferred”).

Class A Preferred convert to common stock at a ratio of 1-50 and have fifty votes per share on all matters on which stockholders can vote including the election of directors.

The holders of the Class A Preferred shall have preference over the common stock to share equally on a per share basis any dividends, when and if declared by the Board of Directors out of funds legally available for that purpose. If the Company is liquidated, dissolved, or wound up, the holders of Class A Preferred will be entitled to a ratable share of any distribution to stockholders, after satisfaction of all the Company’s liabilities, but prior to the rights of the common stock. Class A Preferred carry no preemptive or other subscription rights to purchase shares of the Company’s stock and are not assessable. Each share of Class A Preferred can be converted into one shares of Class A Common Stock. Holders of the Series A Preferred stock are entitled to a dividend, issued at the discretion of the Company, equal to $0.0035 per share per annum. The Series A Preferred stock has a par value of $0.0001 per share.

Class B Preferred Stock

Our Board of Directors has created a class of preferred stock designated as the Class B Preferred Stock (“Class B Preferred”).

Class B Preferred convert into common stock at a ratio of 1-1,000 and have 1,000 votes per share on all matters on which stockholders can vote including the election of directors. Class B Preferred do not have a fixed dividend or cumulative voting rights.

The holders of the Class B Preferred shall have preference over the common stock to share equally on a per share basis any dividends, when and if declared by the Board of Directors out of funds legally available for that purpose. If the Company is liquidated, dissolved, or wound up, the holders of Class B Preferred will be entitled to a ratable share of any distribution to stockholders, after satisfaction of all the Company’s liabilities, but prior to the rights of the common stock. Class B Preferred carry no preemptive or other subscription rights to purchase shares of the Company’s stock and are not assessable. Holders of the Series B Preferred stock are entitled to a 1% annual dividend payable at the option of the Board of Directors dividend, issued at the discretion of the Company. The Series B Preferred stock has a par value of $0.0001 per share.

Class C Preferred Stock

Our Board of Directors has created a class of preferred stock designated as the Class C Preferred Stock (“Class C Preferred”).

Class C Preferred convert into common stock at a ratio of 1-1 and have 100,000 votes per share on all matters on which stockholders can vote including the election of directors.

The holders of the Class C Preferred shall have preference over the common stock to share equally on a per share basis any dividends, when and if declared by the Board of Directors out of funds legally available for that purpose. If the Company is liquidated, dissolved, or wound up, the holders of Class C Preferred will be entitled to a ratable share of any distribution to stockholders, after satisfaction of all the Company’s liabilities, but prior to the rights of the common stock. Class C Preferred carry no preemptive or other subscription rights to purchase shares of the Company’s stock and are not assessable. Holders of the Series C Preferred stock are entitled to a 1% annual dividend payable at the option of the Board of Directors dividend, issued at the discretion of the Company. The Series C Preferred stock has a par value of $0.0001 per share.

Warrants and Options

The Company has issued 1,316,718,530 warrants with an average strike price of $0.061. The warrants have an average expiration period of 3.57 years.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Signature Stock Transfer, with its business address at 14673 Midway Road - Suite 220, Addison, TX 75001.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INFORMATION WITH RESPECT TO THE REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF ZEV VENTURES, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company Overview

History

FOMO CORP. previously known as “2050 Motors, Inc.” (“the Company”) is the successor to an entity incorporated on February 27, 1990 in the state of California. 2050 Motors, Inc., The Company’s sole operating subsidiary from 2014-2019, was incorporated on October 9, 2012 in the state of Nevada to import, market, and sell electric cars manufactured in China. In 2019, management dissolved the Company’s Nevada subsidiary as the electric vehicle (“EV”) strategies had failed.

The Company

FOMO CORP. is a publicly traded company with a limited operating history focused on business incubation and acceleration. The Company invests in and advises emerging companies. FOMO is developing direct investment and affiliations, majority- and minority-owned, as well as in joint venture formats that afford emerging companies’ access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies.

On October 19, 2020 FOMO acquired, as a wholly owned subsidiary, Purge Virus, LLC (“PV”). PV is a “One-Stop-Shop” for proven and cost-effective germicidal disinfection of air and hard surfaces across the commercial and residential landscape. PV also provides Personal Protective Equipment (“PPE”) to further help reduce the spread of COVID-19 and future pathogens through its strategic partner, PPE Source International (“PPESI”). In short, PV focuses on creating safe, healthy, and also energy efficient “smart” properties. Information on PV may be accessed via https://purgevirus.com.

On February 12, 2021, FOMO CORP. acquired the assets of Independence LED Lighting LLC (“ILED”), established in 2011, a provider of turn-key lighting solutions for a broad range of clients that includes a line of award-winning Made in the USA LED fixtures for commercial markets. ILED provides clients with expertise that ranges from procuring cost-effective technology, installation coordination, and energy consumption auditing and rebate administration. ILED’s products are produced within its manufacturing partner’s 50,000 square foot manufacturing facility in Norristown, Pennsylvania. Additional information on ILED may be accessed via https://independenceled.com.

FOMO CORP. has also acquired, on March 6, 2021, the assets of Energy Intelligence Center (“EIC”). EIC focuses on energy efficiency consulting and sustainability solutions. EIC integrates with existing Building Management Systems (BMS) and Building Automation Systems (BAS) and uses advanced algorithmic software through its OptikW platform to optimize kilowatts by leveraging the advantage of ambient conditions such as outside temperature, humidity and dew point. EIC also has a growing roster of clean-technology partners, which enhance the OptikW platform as added spokes on the wheel of energy efficiency and can upgrade commercial property lighting air conditioning as well as ventilation and refrigeration systems. Information on EIC may be accessed via https://energyintelligencecenter.com.

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Over the next several years, FOMO intends to focus primarily on the “mission critical” market of Clean Technology. “Clean-Tech” is lucrative, and the demand is increasing given the rising concerns about Covid-19 variants, climate change and the need for economic sustainability. FOMO’s current and possible future companies have demonstrated the energy savings that lower monthly utility bills and will typically serve larger companies in the U.S. and international accounts upon request.

The Company is in the development stage and has generated limited revenue.

Employees

FOMO CORP.’s holding company has two employees. Our subsidiary Purge Virus has approximately 24 employees and independent contractors.

DESCRIPTION OF PROPERTY

None.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Market Information

There has only been limited trading for the Company’s Common Stock over the past ten years. There is no assurance that an active trading market will ever develop or, if such a market does develop, that it will continue. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or a security to purchase equity with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person’s account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also must be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Holders

There are approximately 207 holders of the Company’s Common Stock. This figure does not include holders of shares registered in “street name” or persons, partnerships, associates, corporations, or other entities identified in security position listings maintained by depositories.

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Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain future earnings, if any, for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Securities Authorized under Equity Compensation Plans

We do not have any equity compensation plans.

Shares Available for Future Sale

Approximately 2.81% of all outstanding shares of our common stock are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act, because they were issued in a private transaction not involving a public offering. Accordingly, none of the outstanding shares of our common stock may be resold, transferred, pledged as collateral, or otherwise disposed of unless such transaction is registered under the Securities Act or an exemption from registration is available. In connection with any transfer of shares of our common stock other than pursuant to an effective registration statement under the Securities Act, the Company may require the holder to provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred shares under the Securities Act.

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, like us, unless the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

In view of the above, shareholders may utilize Rule 144 for the sale of their FOMO CORP. shares at any time, assuming all the other requirements set forth above are met.

Repurchases of Equity Securities

None

Our common stock is approved for quotation on the OTC Markets’ pink sheet marketplace under the symbol “FOCM”. The pink sheet marketplace is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. The pink sheet securities are traded by a community of market makers that enter quotes and trade reports. This market is limited in comparison to the national stock exchanges and any prices quoted may not be a reliable indication of the value of our common stock.

On December 31, 2020, the closing price of our common stock reported on the pink sheet marketplace was $0.0014 per share. The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices of our common stock, as reported on the OTC Pink Sheets market.

	High Bid	Low Bid

Fiscal Year Ending December 31, 2019

Quarter Ended March 31, 2019	$0.0001	$0.0004
Quarter Ended June 30, 2019	$0.0023	$0.0004
Quarter Ended September 30, 2019	$0.0010	$0.0001
Quarter Ended December 31, 2019	$0.0002	$0.0001

Fiscal Year Ending December 31, 2020

Quarter Ended March 31, 2020	$0.0003	$0.0001
Quarter Ended June 30, 2020	$0.0001	$0.0001
Quarter Ended September 30, 2020	$0.0001	$0.0006
Quarter Ended December 31, 2020	$0.0003	$0.0019

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Penny Stock Considerations

The trading of our common stock is deemed to be a “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus are subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock in the marketplace. In addition, the liquidity for our common stock may be decreased, with a corresponding decrease in the price of our common stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

Reports to Stockholders

We are currently subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will continue to file periodic reports, and other information with the SEC. We intend to file annual reports for our stockholders containing audited financial statements.

SELECTED FINANCIAL DATA AND MANAGEMENT’S DISCUSSION AND ANALYSIS

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward- looking (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national and local general economic and market conditions; demographic changes; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other risks that might be detailed from time to time in our filings with the Securities and Exchange Commission.

Although the forward-looking statements in this prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

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Overview

Plan of Operation

Prior to the completion of the acquisition 2050 Motors, Inc. a Nevada corporation (“2050 Motors”) on May 2, 2014, the Company had nominal assets whose sole business was to identify, evaluate, and investigate various companies to acquire or with which to merge. Upon consummation of the transaction with 2050 Motors, the Company’s business became the business of 2050 Motors, which at the time was the Company’s sole operating subsidiary. Our principal business objective for the next 12 months will be to achieve long-term growth through the launch of new business units, subsidiaries and ventures, initially, with a business concentration in the areas of clean air technology, power over ethernet (“PoE”) and light emitting diode (“LED”) technology, energy management software, and social media.

FOMO CORP. incorporated in California on February 27, 1990 as K7 Capital Corporation and has niether generated meaningful revenues, nor has realized a profit from its operations to date, and there is little likelihood that it will generate any revenues or realize any profits in the short term. Any profitability in the future from its business will be dependent upon the successful marketing and sales of future business activities. The Company may not be able to successfully carry out its business plan. There can be no assurance that it will ever achieve any revenues or profitability. Accordingly, its prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business and therefore it is a highly speculative venture involving significant financial risk.

Since new management was appointed in March 2019, we expanded our mission statement to invest in, incubate and accelerate businesses, specializing in clean technology to make buildings smarter, healthier, and more energy efficient.

Costs and Resources

FOMO CORP. is currently pursuing additional funding resources that will potentially enable it to maintain its current and planned operations through the next 12 months. The Company anticipates that it will need to raise additional capital in order to sustain and grow its operations over the next few years. To the extent that the Company’s capital resources are insufficient to meet current or planned operating requirements, the Company will seek additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others, and from other sources, which may have the effect of diluting the holdings of existing shareholders. As of March 31, 2021, other than a financing commitment from Tysadco Partners LLC which if consummated would require an additional registration with the SEC and filing for corporate actions with FINRA, the Company had no current arrangements with respect to, or sources of, such additional financing and the Company does not anticipate that existing shareholders or creditors will provide any portion of the Company’s future financing requirements. No assurance can be given that additional financing will be available when needed or that such financing will be available on terms acceptable to the Company. If adequate funds are not available, the Company may be required to delay or terminate expenditures for certain of its programs that it would otherwise seek to develop and commercialize. This would have a material adverse effect on the Company.

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Results of Operation for the years ended December 31, 2020 and 2019

During the year ending December 31, 2020, the Company had operating revenues of $92,114. During the year ending December 31, 2020 the Company had cost of revenues of $88,354. During the year ending December 31, 2020, the Company incurred operating expenses of $1,602,046 consisting primarily of consulting fees, travel expenses and general and administrative costs. During the year ended December 31, 2019, the Company incurred operating expenses of $212,708. These operating expenses combined with a lack of operating revenues resulted in net losses of $1,636,719 and $65,235 for the periods ended December 31, 2020 and December 31, 2019, respectively. As of December 31, 2020, the Company had a stockholders’ deficit of $164,439 compared to a stockholders’ deficit of $1,241,863 as of December 31, 2019. The decreased stockholders’ deficit was due to the net losses in 2020 primarily due to the issuance of common stock for reduction of debt, finance fees, and non-cash charges for changes in derivative valuations associated with the embedded conversion features of convertible debentures.

Equity and Capital Resources

We have incurred losses since inception of our business and, as of December 31, 2020, we had an accumulated deficit of ($7,662,645). As of December 31, 2020, we had cash of $12,069 and negative working capital of $1,135,594.

To date, we have funded our operations through short-term debt and equity financing. During the year ended December 31, 2020 the Company received $115,000 of borrowed funds, comprised of $0 from related parties and $115,000 from non-related parties. In addition, during the year ended December 31, 2020, the Company issued the following shares of common stock: 0 shares for cash proceeds, 2,936,347,316 shares for reduction and settlement of third-party debt and no shares for services.

Delinquent Loans

At December 31, 2020 the Company was delinquent in its payments on loans owing to 3 different lenders in the aggregate amount of $226,186 excluding potential penalties. Subsequent to year end, all default loans were retired.

Results of Operation for the Three Months Ended March 31, 2021 and 2020

During the three months ended March 31, 2021 and 2020, the Company had $151,392 and $0 in operating revenues. During the three months ended March 31, 2021 the Company incurred $132,221 in cost of revenues. During the three months ended March 31, 2021, the Company incurred operating expenses of $589,785, consisting primarily of G&A expenses, consulting fees and travel expenses and other general and administrative costs. For the three months ended March 31, 2021, these operating losses combined with non-operating income (expenses) of ($1,818,616) resulted in net loss of $2,389,230. For the three months ended March 31, 2020, the Company had operating losses of $50,532 and non-operating income (expenses) of $410,242 leading to net income of $359,710.

Equity and Capital Resources

We have incurred losses since the inception of our business and as of March 31, 2021 we had an accumulated deficit of $10,051,875. As of March 31, 2021, the Company had cash balance of $269,002 and a negative working capital of $2,207,454.

To date, we have funded our operations through short-term debt and equity financing. During the three months ended March 31, 2021, the Company received $205,000 of borrowed funds from non-related parties. The Company also paid $128,800 to a no related party. In addition, during this period the Company issued 905,435,038 of common stock to lenders for conversions of $563,643 of principal and interest related to third-party debt and issued 10,000,000 shares of common no-par shares for $20,000 of loan costs. The company also sold 2,750,000 shares of Preferred A shares for $275,000. The Company issued 6,550,000 shares of common no-par shares and Preferred B shares for compensation. The Company sold 65,000,000 shares of no-par common stock for $250,000. The Company also issued 175,000 Preferred B shares as a deposit for a future business purchase and 375,000 Preferred B shares to purchase the assets of a business.

We expect our expenses will continue to increase during the foreseeable future as a result of increased operational expenses and the development of our automobile business. However, we do not expect to start generating revenues from our operations for another 12 months. Consequently, we are dependent on the proceeds from future debt or equity investments to sustain our operations and implement our business plan. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse effect on our anticipated results from operations and financial condition. There is no assurance that we will be able to obtain necessary amounts of additional capital or that our estimates of our capital requirements will prove to be accurate. As of the date of this Report we did not have any commitments from any source to provide such additional capital. Even if we are able to secure outside financing, it may be unavailable in the amounts or the times when we require. Furthermore, such financing would likely take the form of bank loans, private placement of debt or equity securities or some combination of these. The issuance of additional equity securities would dilute the stock ownership of current investors while incurring loans, leases or debt would increase our capital requirements and possible loss of valuable assets if such obligations were not repaid in accordance with their terms.

17

Delinquent Loans

As of March 31, 2021, the Company is no longer delinquent in its payments on any loans owing to third-party lenders.

Off-balance Sheet Arrangements

Since our inception through March 31, 2021, we have not engaged in any off-balance sheet arrangements.

Critical Accounting Policies

Our accounting policies are fully described in Note 2 to our consolidated financial statements. The following describes the general application of accounting principles that impact our consolidated financial statements.

Our results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to bad debt, inventories, investments, intangible assets, income taxes, financing operations, and contingencies and litigation.

We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is deemed by our management to be material to investors.

Legal Proceedings

We are not currently a party to any pending or threatened legal proceedings or administrative actions.

In the ordinary course of business, we may be from time to time involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, in the opinion of our management, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

Other Information

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

None.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of the directors and executive officers of the Company as of December 31, 2019 and the principal offices and positions with the Company held by each person. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation, or removal by the Board of Directors. There are no family relationships among any of the officers and directors.

Name	Age	Position(s)
Vikram Grover	51	Chairman, CEO, President, CFO, Secretary

18

Vikram Grover has 25 years-experience on Wall Street as an equity research analyst, investment banker and consultant that has been advising, financing, and launching businesses for several years. He has worked at Thomas Weisel Partners Group, Inc. (now Stifel Nicolaus), Needham & Co., Source Capital Group, Inc. and Kaufman Bros., LLC in various capacities ranging from Director of Research, Senior Managing Director Investment Banking, and Managing Director Equity Research covering Telecommunications, Media, and Technology (TMT) companies. Prior to FOMO CORP., he was CEO of the first publicly traded eSports social site and tournament platform, Good Gaming. He was introduced to Charles Szoradi, the founder of Purge Virus three years ago. Mr. Grover has a Master of Science in Management (“MSM”) from the Georgia Institute of Technology (“Georgia Tech”), a BA in Marketing from the University of California San Diego (“UCSD”) and is a Chartered Financial Analyst (“CFA”).

When appropriate D&O insurance is obtained, the Company has agreed to appoint Charles Szoradi to the Board of Directors. The Company currently maintains an Advisory Board comprised of several individuals with technology, finance, and various industry experience, many of whom are likely to join the Company’s Board of Directors in 2021.

Term of Office

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified or until removed from office in accordance with our bylaws. There are no agreements with respect to the election of Directors. Other than stock options of various amounts, we have not compensated our Directors for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees. Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

To management’s knowledge, none of FOMO CORP.’s past or named Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

Management has not filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or is the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

Board Committees

Audit Committee

We do not have a standing audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 401(e) of Regulation S-B is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in its financial statements at this stage of its development.

Code of Ethics

As of December 31, 2020, former management had not adopted a Code of Ethics applicable to our principal executive officer and principal financial officer. New management believes that a formal written code of ethics is necessary. Subsequent to year-end 2020, the Company adopted a code of ethics.

Our directors will serve until the next annual meeting of shareholders or until their successors are duly elected and have qualified. Officers hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between any person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect directors to our board. There are also no arrangements, agreements or understandings between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs. Our Board of Directors does not have any committees currently.

On March 27, 2021, a Code of Ethics and Professional Conduct for FOMO CORP. for company officers, consultants and advisory board members was established.

19

Indemnification of Executive Officers and Directors

Our Articles of Incorporation and by-laws provide for indemnification of directors and officers to the fullest extent permitted by the California General Corporation Law (the “CGCL”). Section 317 of the CGCL provides that any director or officer of a California corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position, so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that his conduct was in the corporation’s best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such proceeding, such indemnification is mandatory.

We have agreed in principle to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.

Currently we do not maintain any directors’ and officers’ liability insurance covering our directors and officers against expenses and liabilities arising from certain actions to which they may become subject by reason of having served in such role.

There is no pending litigation or proceeding involving any of our directors, officers, employees, or agents where indemnification will be required under California law. We are not aware of any threatened litigation or preceding that might result in a claim for such indemnification. All disputes between OEM, EIC and Szoradi now have been settled.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Other than an employment agreement with our CEO Vikram Grover (below), we have not entered into employment agreements with our executive officers and their compensation, if any, is determined at the discretion of our Board of Directors.

We do not offer retirement benefit plans to our executive officers, nor have we entered any contract, agreement, plan, or arrangement, whether written or unwritten, that provides for payments to a named executive officer at, or in connection with, the resignation, retirement or other termination of a named executive officer, or a change in control of the company or a change in the named executive officer’s responsibilities following a change in control. We do not have any standard arrangement for compensation of our directors for any services provided as director, including services for committee participation or for special assignments.

The Company does not have a compensation committee. Given the nature of the Company’s business, its limited stockholder base and the current composition of management, the board of directors does not believe that the Company requires a compensation committee at this time.

The following table summarizes all compensation recorded by us in 2020 and 2019 for our principal executive officers, each other executive officer serving as such whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company on December 31, 2020. The value attributable to any option awards is computed in accordance with FASB ASC Topic 718. The assumptions made in the valuations of the option awards are included in Note 2 of the Notes to our Financial Statements appearing later in this report.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Vikram Grover	2020	150,000	0	0	200,000	0	0	0	350,000
Vikram Grover	2019	0	0	0	0	0	0	0	0

Note:	Vikram Grover appointed CEO and Director on March 6, 2019.

20

Employment Agreement

The Company has an employment agreement with its CEO, Vikram Grover, compensating him $12,500 per month, including $5,000 in cash compensation if the Company is not current and $7,500 in cash compensation if current with its SEC filings, with the balance due in restricted Series B Preferred shares. During 2019 and 2020, Mr. Grover converted all accrued compensation into Series B Preferred shares, leaving amounts due to him on December 31, 2020 at $0.00.

Stock Option Plan

We do not have a stock option plan although we may adopt one or more such plans in the future.

Employee Pension, Profit Sharing, or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the closing of the acquisition of 2050 Motors, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than five percent (5%) of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	Vikram Grover	0	0.0%
Common Stock	All Directors and Officers as a Group (1 person)	0	0.0%

(1)	Unless otherwise indicated, based on 5,627,611,492 shares of common stock issued and outstanding as of the date of this report. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants but are not deemed outstanding for the purposes of computing the percentage of any other person.

Vikram Grover currently holds over 5% of the following classes of stock: Series A Preferred Shares (2,000,000 or 34.8%), Series B Preferred Shares (1,988,815 or 37.2%) and Series C Preferred Shares (1,000,000 or 100.0%).

Charles Szoradi, Founder of FOMO’s wholly owned subsidiary Purge Virus, LLC, currently holds over 5% of the Company’s Series B Preferred Shares (1,500,000 or 28.1%).

Dilip Lemay owner of FOMO’s strategic partner Online Energy Manager LLC currently holds over 5% of the Company’s Series B Preferred Shares (575,000 or 10.8%).

There were no classes of stock other than common stock or Series A, B & C Preferred stock issued or outstanding as March 31, 2021.

There are no current arrangements which will result in a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by William R. Eilers, Esq.

EXPERTS

Boyle CPA, LLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Boyle CPA, LLC has presented its report with respect to our audited financial statements.

21

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we shall indemnify our directors and officers to the fullest extent permitted by California law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to the Company or its stockholders;
●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
●	under California General Corporation Law for the unlawful payment of dividends; or
●	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by California law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits. Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended December 31, 2020 and periodic reports on Form 10-Q during that period. We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Vikram Grover, CEO, https://www.fomoworldwide.com.

22

F-1

Boyle CPA, LLC

Certified Public Accountants & Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Directors of FOMO CORP and Subsidiaries.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of FOMO CORP. and Subsidiaries. (The “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

As discussed in Note 3 to the financial statements, the Company’s cumulative net losses, recurring operating losses and working capital deficiency raise substantial doubt about its ability to continue as a going concern for a period of one year from the issuance of the financial statements. Management’s plans are also described in Note 3. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Accounting for Debt and equity transactions

As described in Notes 6, 9 and 10 to the consolidated financial statements, the Company had various debt and equity transactions that required accounting considerations and significant estimates.

The Company acquired 100% of the member interests of Purge Virus, LLC for consideration of 2,000,000 Series B Preferred Shares. The Series B Preferred Shares are convertible into 1,000 shares of common stock. The Company valued the acquisition at $800,000, or the fair value of the Series B Preferred Stock if converted to common stock. As a result of the acquisition, the Company recognized intangible assets of $225,000 and Goodwill of $596,906. The intangible assets are being amortized over their useful lives, ranging from 3 to 10 years.

The Company determined that variable conversion features issued in connection with certain financings required derivative liability classification. These variable conversion features were initially measured at fair value and subsequently have been remeasured to fair value at each reporting period. The Company determined the fair value of the embedded derivatives using the Black-Scholes-Merton option pricing model. The value of the embedded derivative liabilities related to the convertible debentures was $834,230 at December 31, 2020.

The Company issued warrants for services. The Company determined the fair value of the embedded derivatives using the Black-Scholes-Merton option pricing model and recognized the expense over the requisite service period. The value of the warrants was $862,160 for the year ended December 31, 2020.

We identified the accounting considerations and related valuations, including the related fair value determinations of the various debt and equity financings and classification of such as a critical audit matter. The principal considerations for our determination were: (1) the accounting consideration in determining the nature of the various features (2) the evaluation of the potential derivatives and potential bifurcation in the instruments, (3) considerations related to the determination of the fair value of the various debt and equity instruments and the conversion features that include valuation models and assumptions utilized by management, and (4) relating to the acquisition of Purge Virus LLC, the allocation of the purchase price. Auditing these elements is especially challenging and requires auditor judgement due to the nature and extent of audit effort required to address these matters, including the extent of specialized skill or knowledge needed.

Our audit procedures related to management’s conclusion on the evaluation and related valuation of freestanding and embedded derivatives, included the following, among others: (1) evaluating the relevant terms and conditions of the various financings, (2) assessing the appropriateness of conclusions reached by the Company with respect to the accounting for the convertible debt, and the assessment and accounting for potential derivatives and (3) independently recomputing the valuations determined by Management.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor since 2019.

Bayville, NJ

April 6, 2021

361 Hopedale Drive SE	P (732) 822-4427
Bayville, NJ 08721	F (732) 510-0665

F-2

FOMO CORP and Subsidiary

(Formerly 2050 Motors, Inc.)

Consolidated Balance Sheets

	As of	As of
	December 31, 2020	December 31, 2019
Assets

Current assets
Cash	12,069	63
Accounts receivable	20,859
Prepaid Expense	910
Total current assets	33,838	63

Other assets:
Investments	168,000	189,000
Intangible	206,250	-
Goodwill	596,906	-
Total other assets	971,156	189,000

Total assets	$1,004,994	$189,063

Liabilities and stockholders’ deficit

Liabilities

Current liabilities
Accounts payable	$63,291	$5,500
Tax payable	-	-
Accrued expenses	-	62,510
Accrued interest on loans payable	24,945	-
Customer deposit	5,614	-
Loan payable related party	3,574	-
Loans payable due to non-related parties, net	226,186	187,798
Loan Cares PPP	11,593	260,000
Deposits	-	21,947
Derivative liability	834,230	893,171
Total current liabilities	1,169,433	1,430,926

Total liabilities	1,169,433	1,430,926

Stockholders’ deficit
Common stock; $0.0001 par value authorized: 10,000,000,000 shares at December 31, 2020 and 2018, respectively: issued and outstanding 4,713,543,121 and 1,777,195,805 at December 31, 2020 and 2019, respectively	4,232,960	3,800,405
Preferred stock Class A; $0.0001 par value authorized: 78,000,000 shares at December 31, 2020 and 2019, respectively: issued and outstanding 3,000,000 at December 31, 2020 and 2019, respectively: discretionary 1% dividend	300	300
Preferred stock Class B; $0.0001 par value authorized: 20,000,000 shares at December 31, 2020 and 2019, respectively: issued and outstanding 4,463,815 and 400,000 at December 31, 2020 and 2019, respectively: discretionary 1% dividend	446	40
Preferred stock Class C; $0.0001 par value authorized: 2,000,000 shares at December 31, 2020 and 2019, respectively: and issued and outstanding 1,000,000 and 1,000,000 at December 31, 2020 and 2019, respectively: discretionary 1% dividend	100	100
Additional paid-in-capital	3,139,400	858,218
Accumulated deficit	(7,662,645)	(6,025,926)
Common stock issuable	125,000	125,000
Total stockholders’ deficit	(164,439)	(1,241,863)

Total liabilities and stockholders’ deficit	$1,004,994	$189,063

The accompanying notes are an integral part of these financial statements

F-3

FOMO CORP and Subsidiary

(Formerly 2050 Motors, Inc.)

Consolidated Statement of Operations

	For the Year Ended December 31,
	2020	2019

Operating revenue	$92,114	$-

Cost of revenue	88,354	-

Gross profit	3,760	-

Operating expenses:
General and administrative	1,602,046	212,708

Loss from operations	(1,598,286)	(212,708)

Other income (expenses)
Interest expense	(165,821)	(18,032)
Amortization of discount	-	(100,299)
Loss on investment	(21,000)	(247,220)
Debt settlement gain (loss)	89,447	582,600
Derivative liability gain (loss)	58,941	(69,576)
Total other income (expenses)	_(38,433)	147,473

Loss before income taxes	(1,636,719)	(65,235)

Provision for income taxes

Net loss	$(1,636,719)	$(65,235)

Net loss per share, basic and diluted	$(0.00)	$(0.00)

Weighted average common equivalent share outstanding, basic and diluted	2,506,371,138	1,127,890,040

The accompanying notes are an integral part of these financial statements

F-4

FOMO CORP and Subsidiary

(Formerly 2050 Motors, Inc.)

Consolidated Statement of Stockholders’ Deficit

	Common Stock		Preferred Stock
			Class A		Class B		Class C		Common	Additional		Total
	Number	No	Number	$0.0001	Number	$0.0001	Number	$0.0001	Stock	paid-in	Accumulated	stockholders’
	of Shares	par value	of Shares	par value	of Shares	par value	of Shares	par value	Issuable	capital	deficit	deficit
Balance, December 31, 2018	623,964,144	$3,405,360	3,000,000	$45,000	-	$-	-	$-	$125,000	$536,356	$(5,960,691)	$(1,848,975)

Conversion of convertible debt	1,153,231,661	395,045	-	-	-	-	-	-	-	(163,601)	-	231,444
Preferred Stock no par returned	-	-	(3,000,000)	(45,000)	-	-	-	-	-	-	-	(45,000)
Preferred CL A Stock issued for investment	-	-	3,000,000	300	-	-	-	-	-	44,700	-	45,000
Preferred CL B Stock issued for investment	-	-	-	-	400,000	40	-	-	-	423,960	-	424,000
Preferred CL C Stock issued for investment	-	-	-	-	-	-	1,000,000	100	-	-	-	100
Warrants issued for services	-	-	-	-	-	-	-	-	-	16,803		16,803
Net loss	-	-	-	-	-	-	-	-	-	-	(65,235)	(65,235)

Balance, December 31, 2019	1,777,195,805	3,800,405	3,000,000	300	400,000	40	1,000,000	100	125,000	858,218	(6,025,926)	(1,241,863)

Conversion of convertible debt	2,936,347,316	432,555	-	-	-	-	-	-	-	213,901	-	646,456
Preferred CL B Stock issued for services	-	-	-	-	1,963,815	196				355,331		355,527
Preferred CL B Stock issued for acquisition of Purge Virus LLC	-	-	-	-	2,000,000	200	-	-	-	799,800		800,000
Preferred CL B Stock issued for PPS Source International Inc	-	-	-	-	100,000	10	-	-	-	49,990	-	50,000
Warrants issued for services	-	-	-	-	-	-	-	-	-	862,160	-	862,160
Net loss	-	-	-	-	-	-	-	-	-	-	(1,636,719)	(1,636,719)

Balance, December 31, 2020	4,713,543,121	4,232,960	3,000,000	300	4,463,815	446	1,000,000	100	125,000	3,139,400	(7,662,645)	(164,439)

The accompanying notes are an integral part of these financial statements

F-5

FOMO CORP and Subsidiary

(Formerly 2050 Motors, Inc.)

Consolidated Statement of Cash Flows

	For the year ended December 31,
	2020	2019
Cash flows provided by (used for) operating activities:
Net loss	$(1,636,719)	$(65,235)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Amortization of debt discount		244,085
Issuance of preferred stock and warrants for services	1,495,911	(100)
Impairment loss	21,000	247,220
Loss (gain) on debt settlement	25,911	(582,600)
Derivative liability adjustment	(58,941)	637,931
Increase (decrease) in assets and liabilities:
Deposits	21,946	-
Accounts payable	56,845	(580,338)
Income tax payable	-	(2,864)
Accrued expenses		21,210
Accrued officers Salary	(61,565)	-
Accrued interest on loans payable	-	(49,740)

Net cash used for operating activities	(135,612)	(130,431)

Cash flows provided by (used for) Investing activities

Cash flows provided by (used for) Financing activities
Proceeds from related party loan	3,574	-
Proceeds from Cares Act PPP Loan	11,593
Proceeds from non-related loans	115,000	113,690
Proceeds of cash from subsidiary	17,451	-

Net cash provided by (used for) financing activities	147,618	113,690

Net (decrease) increase in cash	12,006	(16,741)
Cash, beginning of period	63	1

Cash, end of period	$12,069	$(16,740)

Supplemental disclosure of cash flow information
Common stock issued for debt	$761,456	$249,484

The accompanying notes are an integral part of these financial statements

F-6

FOMO CORP. and subsidiaries

(formerly 2050 MOTORS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – BASIS OF PRESENTATION AND ORGANIZATION

FOMO CORP. previously known as “2050 Motors, Inc.” (“the Company”) is the successor to an entity incorporated on April 22, 1986 in the state of California. 2050 Motors, Inc., the Company’s sole operating subsidiary from 2014-2019, was incorporated on October 9, 2012 in the state of Nevada to import, market, and sell electric cars manufactured in China. In 2019, management dissolved the Company’s Nevada subsidiary as the electric vehicle (“EV”) strategies had failed. Meanwhile, the Company incubated an internet business targeting the Cannabis market @ www.kanab.club and pursued various ventures in the internet, communications, and technology markets. The Company purchased Purge Virus, LLC to enter the viral disinfection market on October 19, 2020, has since closed lighting and energy management acquisitions, and has announced several letters of intent (“LOI’s”) to acquire additional technology and services businesses. See SUBSEQUENT EVENTS for further information on corporate developments post-2020.

Corporate Actions and Related

On March 6, 2019, William Fowler resigned as our President, Chief Executive Officer, Chief Financial Officer and Director. His resignation was not due to any matter relating to our operations, policies, or practices. On March 6, 2019, pursuant to a Special Board of Directors Meeting, our Board of Directors accepted his resignation.

On March 6, 2019, Bernd Schaefers resigned as our Secretary and Director. His resignation was not due to any matter relating to our operations, policies, or practices. On March 6, 2019, pursuant to a Special Board of Directors Meeting, our Board of Directors accepted his resignation.

On March 6, 2019, Vikram Grover was appointed our President, Chief Executive Officer, Chief Financial Officer, Secretary and Director. Mr. Grover’s compensation consists of $12,500 per month, of which $5,000 is payable in cash while the Company is delinquent in its SEC filings and the balance to be accrued and payable in cash or stock on December 31 of each calendar year. Upon bringing the Company current with its SEC filings, Mr. Grover will be compensated $12,500 per month, of which $7,500 is payable in cash and $5,000 will be accrued and payable in cash or stock on December 31 of each calendar year. Additionally, upon bringing the Company current with its SEC filings, Mr. Grover was to be issued 100 million common stock purchase warrants with a $0.001 exercise price and a three-year expiration. If the Company’s common stock closed over $0.01 for 10 consecutive trading sessions, Mr. Grover was to be issued an additional 100 million common stock purchase warrants with a $0.001 strike price and a three-year expiration. Subsequently, Mr. Grover waived his rights to these options.

On April 4, 2019, we removed all Officers and/or Directors of our wholly owned subsidiary, 2050 Motors, Inc., a Nevada corporation (“2050 Private”); thereafter, 2050 Private appointed our Chief Executive Officer, Vikram Grover, as 2050 Private’s President and Sole Director.

On May 14, 2019, we dissolved our 2050 Motors, Inc. Nevada subsidiary and terminated all discussions and contractual relationships with Chinese manufacturers.

On December 16, 2019, we changed our company name to “FOMO CORP.” with the Secretary of State of California on the SEC’s EDGAR system. On November 17, 2020, we applied for a name change with FINRA and have responded to comments several times.

On October 19, 2020, FOMO CORP purchased Purge Virus, LLC and consequently entered the viral disinfection market.

On November 17, 2020, an application was submitted to FINRA to change the name and ticker symbol from 2050 Motors and ETFM to FOMO CORP. and FOMO, respectively. Subsequently, FINRA stated that the “FOMO” ticker symbol was no longer available, and a new ticker symbol was requested.

F-7

As of December 30, 2020, the Company was current with its financials.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements were prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include accounts payable, the recoverability of long-term assets, and the valuation of derivative liabilities.

Consolidation

The consolidated financial statements of the Company include the Company and its wholly owned subsidiaries, 2050 Motors, Inc. and Purge Virus, LLC. All material intercompany balances and transactions have been eliminated in consolidation.

Cash

Cash consists of deposits in one large national bank. On December 31, 2020 and December 31, 2019, respectively, the Company had $12,069 and $63 in cash in the United States. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash accounts payable, accrued liabilities, short-term debt, and derivative liability, the carrying amounts approximate their fair values due to their short maturities. We adopted ASC Topic 820, “Fair Value Measurements and Disclosures,”, which requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of valuation hierarchy are defined as follows:

Level 1 input to the valuation methodology are quoted prices for identical assets or liabilities in active markets. The Company’s investment in Mobicard Inc., see Note 4, is actively traded on the pink sheets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The Company’s analyses of all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

F-8

We have recorded the conversion option on notes as a derivative liability because of the variable conversion price, which in accordance with U.S. GAAP, prevents them from being considered as indexed to our stock and qualified for an exception to derivative accounting.

We recognize derivative instruments as either assets or liabilities on the accompanying balance sheets at fair value. We record changes in the fair value of the derivatives in the accompanying statement of operations.

Assets and liabilities measured at fair value are as follows as of December 31, 2020:

	Total	Level 1	Level 2	Level 4
Assets
Investments	168,000	168,000
Total assets measured at fair value	168,000	168,000

Liabilities
Derivative liability	834,230			834,230
Total liabilities measured at fair value	834,230			834,230

Assets and liabilities measured at fair value are as follows as of December 31, 2019:

	Total	Level 1	Level 2	Level 4
Assets
Investments	189,000	189,000
Total assets measured at fair value	189,000	189,000

Liabilities
Derivative liability	893,171			893,171
Total liabilities measured at fair value	893,171			893,171

The following is a reconciliation of the derivative liability for which Level 3 inputs were used in determining the approximate fair value:

Balance as of December 31, 2018	$876,058
Fair value of derivative liabilities	134,115
Loss on conversion	69,576
Gain on change in derivative liabilities	(186,578)
Balance as of December 31, 2019	$893,171

Balance as of December 31, 2019	$893,171
Fair value of derivative liabilities	266,068
Loss on conversion	(483,793)
Gain on change in derivative liabilities	158,784
Balance as of December 31, 2020	$834,230

F-9

Earnings Per Share (EPS)

Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similar to basic net income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares, warrants and stock options had been issued and if the additional common shares were dilutive. Diluted EPS assumes that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding options and the if-converted method for the outstanding convertible preferred shares. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under the if-converted method, convertible outstanding instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later). During the year ended December 31, 2020 and 2019, the Company generated no revenues and incurred substantial losses, of which the vast majority were due to mostly non-cash charges for accrued interest, penalties and derivative charges related to convertible debt instruments. Therefore, the effect of any common stock equivalents on EPS is anti-dilutive during those periods.

Concentration of Credit Risk

Cash is mainly maintained by one highly qualified institution in the United States. At no time were such amounts more than federally insured limits. Management does not believe that the Company is subject to any unusual financial risk beyond the normal risk associated with commercial banking relationships. The Company has not experienced any losses on our deposits of cash.

Income Taxes

The Company utilizes FASB Accounting Standards Codification (ASC) Topic 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 provides accounting and disclosure guidance about positions taken by an organization in its tax returns that might be uncertain. When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

F-10

On December 31, 2020 and December 31, 2019, the Company had not taken any significant uncertain tax positions on its tax returns for the period ended December 31, 2019 and prior years or in computing its tax provisions for any years. Prior management considered its tax positions, and believed that all of the positions taken by the Company in its Federal and State tax returns were more likely than not to be sustained upon examination. The Company is subject to examination by U.S. Federal and State tax authorities from inception to present, generally for three years after they are filed. New management, which took control of the Company on March 5, 2019, is currently evaluating prior management’s decision to not file federal tax returns and plans on filing past returns and related 10-99 filings for compensation paid to prior management, employees, consultants, contractors and affiliates. The Company does not believe it has a material tax liability due to its operating losses in these periods but is preparing tax filings to bring itself current as it completes and moves forward on announced mergers and acquisitions.

Concentration of Credit Risk

Cash is mainly maintained by one highly qualified institution in the United States. At various times, such amounts are more than federally insured limits. Management does not believe that the Company is subject to any unusual financial risk beyond the normal risk associated with commercial banking relationships. The Company has not experienced any losses on our deposits of cash.

Risks and Uncertainties

The Company is subject to risks from, among other things, competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history and the volatility of public markets.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company provides for probable uncollectible amounts based upon its assessment of the current status of the individual receivables and after using reasonable collection efforts. The allowance for doubtful accounts as of December 31, 2020 and 2019 was zero.

Revenue Recognition

The Company recognizes revenues in accordance with Accounting Standards Codification (“ASC”) 606 – Contracts with Customers. Revenue from sales of products is recognized when the related performance obligation is satisfied. The Company’s performance obligation is satisfied upon the shipment or delivery of products to customers.

Stock-Based Compensation

The Company accounts for all stock-based compensation using a fair value-based method. The fair value of equity-classified awards granted to employees is estimated on the date of the grant using the Black-Scholes option-pricing model and the related stock-based compensation expense is recognized over the vesting period during which an employee is required to provide service in exchange for the award.

Goodwill and Other Acquired Intangible Assets

The Company initially records goodwill and other intangible assets at their estimated fair values and reviews these assets periodically for impairment. Goodwill represents the excess of the purchase price over the fair value of identifiable tangible and intangible assets acquired and liabilities assumed in a business combination and is tested at least annually for impairment, historically during our fourth quarter.

Recently Issued Accounting Pronouncements

In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. For public companies, ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. We are evaluating the impact this guidance will have on our financial position and statement of operations.

Note 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the continuation of the Company as a going concern. The Company reported an accumulated deficit of ($7,662,645) as of December 31, 2020. The Company also had negative working capital of ($1,135,595) on December 31, 2020, and had operating losses of ($1,598,286) and ($65,235) for the years ended December 31, 2020 and 2019, respectively. To date, these losses and deficiencies have been financed principally through the issuance of common stock, loans from related parties and from third parties.

In view of the matters described, there is substantial doubt as to the Company’s ability to continue as a going concern without a significant infusion of capital. We anticipate that we will have to raise additional capital to fund operations over the next 12 months. To the extent that we are required to raise additional funds to acquire properties, and to cover costs of operations, we intend to do so through additional offerings of debt or equity securities. There are no commitments or arrangements for other offerings in place, no guaranties that any such financings would be forthcoming, or as to the terms of any such financings. Any future financing may involve substantial dilution to existing investors.

F-11

Note 4 - INVESTMENTS

During the year ended December 31, 2019, the Company issued 400,000 share of preferred class B stock in exchange for 210,000,000 shares of Mobicard Inc. The shares were valued at the market price of $0.0023 per share, or $483,000, at the acquisition date. The shares are currently valued at the market price of $0.0008 per share on December 31, 2020 for a total investment of $168,000.

During the year ended December 31, 2019, the Company received 1,000,000 shares of KANAB CORP. for consulting services provided by the Company’s CEO, Vikram Grover. The shares were valued at $0.0001 per share.

On October 19, 2020, the Company acquired 100% of the member interests of Purge Virus, LLC for consideration of 2,000,000 Series B Preferred Shares, valued at their market value of $800,000. As a result of the acquisition, the Company recognized intangible assets of $225,000 and Goodwill of $596,906. The intangible assets are being amortized over their useful lives, ranging from 3 to 10 years.

Note 5 – LOANS PAYABLE DUE TO RELATED PARTIES

As of December 31, 2020, the Company subsidiary’s chief executive officer had an outstanding balance of $3,574. The loan is non-interest bearing and due on demand.

Note 6 - CONVERTIBLE NOTE PAYABLES

The Company had convertible note payables with three third parties with stated interest rates ranging between 10% and 12% and 22% default interest not including penalties. These notes have a conversion feature such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands; accordingly, the conversion option has been treated as a derivative liability in the accompanying interim financial statements. As of December 31, 2020, the Company had the following third-party convertible notes outstanding:

	Lender	Origination	Maturity	Amount	Interest

Note	Auctus	10/28/20	10/28/21	115,000	10.0%
Note #8*	Power Up 10	03/08/19	01/15/20	9,000	10.0%
Note #10*	Tri-Bridge	3/15/19	9/15/19	2,286	10.0%
Note #11*	PowerUp 11	7/9/19	4/30/20	35,000	12.0%
Note #12*	GS Capital	9/6/19	9/6/20	28,900	12.0%
Note #13*	GS Capital	11/21/19	11/21/20	18,000	12.0%
Note #14*	PowerUp	11/21/19	11/21/20	18,000	12.0%
Total				$226,186
less discount				0
Net				$226,186

*Note is currently in default.

As of March 31, 2021, all of the above notes have been retired and there are no loans in default at March 31, 2021.

During the year ended December 31, 2019, third-party lenders converted $231,444 of principal and interest into 1,153,211,664 shares of common stock.

During the year ended December 31, 2020, third-party lenders converted $809,292 of principal and interest into 2,936,347,316 shares of common stock.

F-12

The variables used for the Black-Scholes model are as listed below:

	December 31, 2020	December 31, 2019

●	Volatility: 253% - 466%	Volatility: 191% - 455%

●	Risk free rate of return: 1.24%- 1.53%	Risk free rate of return: 1.93% - 1.99%

●	Expected term: 1-3 years	Expected term: 1-3 years

The Company amortized a debt discount of $63,350 and $100,299 respectively, during the years ended December 31, 2020 and 2019, respectively.

On March 8, 2019, a third-party loaned the Company $28,000.00 in a 12% debenture that matures on January 15, 2020. The transaction netted the Company $25,000.00 after legal fees and due diligence expenses.

On May 13, 2019, the Company borrowed $12,500.00 pursuant to a convertible note agreement bearing an interest rate of 12% per annum and with a maturity date of September 15, 2019.

On July 9, 2019, a third-party lender funded the Company $35,000.00 in the form of a 12% convertible debenture that matures April 30, 2020. The transaction netted the Company $32,000.00 after legal fees and due diligence expenses.

On September 6, 2019, a third-party lender funded the Company $35,000.00 in the form of a 12% convertible debenture that matures September 6, 2020. The transaction netted the Company $30,500.00 after legal fees and due diligence expenses

On November 12, 2019, a third-party lender funded the Company $18,000.00 in a 10% convertible debenture due November 12, 2020. The transaction netted the Company $15,500.00 after original issue discount (OID) of $2,500.00.

On November 14, 2019, a third-party lender funded the Company $18,000.00 in a 10% convertible debenture due November 14, 2020. The transaction netted the Company $12,500.00 after original issue discount (OID) of $3,000.00 and legal fees of $2,500.00.

On October 28, 2020, a third-party lender funded the Company $115,000.00 in a 12% convertible debenture due October 28, 2021. The transaction netted the Company $98,000.00 after original issue discount (OID) of $15,000.00 and placement agent fees of $2,000.00.

Note 7 – COMMITMENTS AND CONTINGENCIES

Aoxin License Agreement

During the year ended December 31, 2019, based on failure to perform including a lack of a license to manufacture and export electric vehicles under our agreement with them, we terminated all discussions and agreements with Aoxin Motors.

F-13

Legal Proceedings

The Company may from time to time, become a party to various legal proceedings, arising in the ordinary course of business. The Company investigates these claims as they arise.

A third-party lender, Auctus Fund, LLC, served the Company notice of a civil lawsuit on November 1, 2019 seeking principal, interest and penalties of $283,000.00 related to a loan provided to the Company on or around January 6, 2017. On November 25, 2019, the Company reached a Settlement Agreement and Mutual General Release with Auctus Fund, LLC. As part of the agreement, the Company agreed that the settlement value of the note and accrued interest was $60,522.32 and the Company would issue the following shares to settle the note and accrued interest:

●	On or before November 1, 2020- 264,680,377 Settlement Shares; plus
●	On or before December 2, 2020 – 264,680,378 Settlement Shares; plus
●	On or before January 1, 2021 – 264,680,378 Settlement Shares.

The Company agreed to irrevocably authorize and reserve a sufficient amount of Settlement Shares of the Company’s common stock pursuant to the reserve requirements of the Note (with an initial amount of at least One Billion - Five Hundred Million (1,500,000,000) Shares of the publicly tradeable ETFM Common Stock for delivery and issuance to the Auctus Fund, LLC. For year-end 2019, the Company accrued a liability of $260,000, representing the fair value of the settlement shares at the date of the settlement agreement. The Settlement Agreement was subsequently amended in 2020 and all principal, interest and penalties were retired as of December 31, 2020.

Note 8 – INCOME TAXES

The Company did not file its federal tax returns for fiscal years from 2012 through 2020. Management at year-end 2020 believed that it should not have any material impact on the Company’s financials because the Company did not have any tax liabilities due to net loss incurred during these years.

Based on the available information and other factors, management believes it is more likely than not that any potential net deferred tax assets on December 31, 2020 and December 31, 2019 will not be fully realizable. The Company is current with franchise tax board fees due to the State of California and intends to prepare tax statements for the federal and state requirements for 2019 and 2020.

Note 9 – WARRANTS AND OPTIONS

As of December 31, 2019, the Company has fifty million warrants with an exercise price of $0.001 and a three-year expiration issued and outstanding to three members of our Advisory Board who were added to that newly created committee during March - April 2019. Additionally, we issued ten million warrants with a strike price of $0.005 and a three-year expiration to EDGE FiberNet, Inc. as compensation for strategic consulting. During the year ended December 31, 2019, the Company recognized $16,803 in expense related to these warrants. During the year ended December 31, 2020, the Company issued warrants for services. During the year ended December 31, 2020 the Company issued 328,571,428 warrants to a third-party lender for fees on a loan default. The Company recognized $844,754 in expense related to these warrants. On December 31, 2020, a total of 713,571,428 warrants were outstanding with a weighted average life of 3.87 years and an intrinsic value of $844,754.

F-14

Note 10 – EQUITY

During the year ended December 31, 2019, the Company increased the authorized shares for common stock of the Company from three (3) billion to ten (10) billion and for preferred shares from ten (10) million to one hundred (100) million.

Between January 1, 2019 and December 31, 2019, the Company issued to third-party lenders a total of 1,242,231,661 shares of common stock pursuant to conversions of $255,334 debt.

On March 6, 2019, our Board of Directors approved, and we filed a Certificate of Determination for with the Secretary of State of California, a new class of Series C Preferred Shares with a total of one million such shares authorized. Each share converts into one common share, has 10,000 votes on every corporate matter requiring a shareholder vote, has a par value of $0.0001, and pays an annual dividend at the option of the Company of $0.01. Subsequent to the end of the three months ended March 30, 2019, the Company issued one million (1,000,000) Series C Preferred Shares to our CEO, Vikram Grover, as consideration for the change of control of the Company. Effective November 6, 2020, the Company increased the authorized Series C Preferred Shares to two (2) million from one (1) million and increased the voting rights of the Series C Preferred shares to 100,000 for every one (1) share from 10,000 for every one (1) share.

On March 27, 2019, we issued a demand letter to BKS Cambria, LLC (“BKS”) and United Biorefineries, Inc. (“United”) to return 84,770,115 and 53,347,701 of our common stock shares in certificate form, respectively, that may have been invalidly issued by prior management to the corporate entities they controlled. BKS and United failed to respond to our demand letter by the demand date and we have not received the foregoing share amounts in certificate form from either BKS or United. UBC has electronically responded, denied any wrongdoing, and refuses to return the certificates. We are evaluating our legal remedies regarding these share issuances.

On April 7, 2019, our Board of Directors approved the creation of a new class of Series B Preferred Shares. A total of six million such shares were authorized. Each share converts into 1,000 common shares, votes on an as converted basis, has a par value of $0.001, and pays a cumulative annual dividend in cash or in kind of $0.01. Effective November 6, 2020, the Company increased the authorized number of Series B Preferred Shares to twenty million from six million to facilitate mergers and acquisitions.

On April 8, 2019, we amended the terms of our existing Series A Preferred stock by changing the par value from nil to $0.0001 and establishing a $0.01 per share annual dividend to be approved by our Board of Directors each year. At the time, each share was convertible into one common share and had 50 votes on corporate matters. As part of the management transition plan announced in March 2019, two million of the Series A Preferred Shares were transferred from former management to our current CEO, Vikram Grover. At the time, a total of three million Series A Preferred Shares were authorized, all of which were and are currently issued and outstanding. The financial statements were retroactively adjusted to give effect to this change in par value.

On May 5, 2019, 2050 Motors, Inc. executed a Securities Purchase Agreement with our CEO, Vikram Grover, for an investment in the Company of $483,000 in the form of 210,000,000 free-trading common shares of Peer-to-Peer Network aka Mobicard Inc. The transaction closed on May 15, 2019. As consideration, the Company issued the investor 400,000 newly created 1% Cumulative Series B Preferred Shares, each of which bears a RESTRICTED CONTROL STOCK legend.

F-15

On May 14, 2019, our Board of Directors approved the dissolution of our wholly owned subsidiary, 2050 Motors, Inc., a Nevada corporation doing business under the same name as our publicly traded company, 2050 Motors, Inc., a California corporation. Additionally, our Board of Directors approved the termination of all discussions and prior agreements with Aoxin Motors regarding the importation of electric vehicles to be made by Aoxin Motors in China into the United States. Our termination was driven by Aoxin Motors’ failure to obtain the necessary license(s) to manufacture e-GO electric vehicles, which have been under development since 2012. Accordingly, on May 14, 2019, we filed paperwork with the Secretary of State of Nevada to dissolve our wholly owned subsidiary, 2050 Motors, Inc., a Nevada corporation, and that dissolution went effective on or around May 17, 2019.

On May 15, 2019, based on due diligence and research by management and the Company’s advisors, the Board of Directors of 2050 Motors, Inc., a California corporation, approved stop action orders on 162,846,149 common shares held by former management, employees, affiliates, and representatives of the Company. Accordingly, management has directed the Company’s transfer agent to prohibit the transfer or sale of any shares associated with their certificates. Pending investigation of the providence of these shares and proof of consideration for said shares, these shares will remain frozen indefinitely and subject to the Company’s powers of enforcement and the rules of law.

On November 18, 2019, a third-party lender converted $2,170.00 of principal and $500.00 of fees into 89,000,000 shares of common stock.

On December 6, 2019, a third-party lender converted $2,350.00 principal and $1,290.00 interest of a convertible debenture into 72,800,000 common shares.

Between January 1, 2020 and December 31, 2020, the Company issued to third-party lenders a total of 2,936,347,316 shares of common stock pursuant to conversions of $761,456 debt.

On January 8, 2020, a third-party lender converted $5,300.00 principal of a convertible debenture into 106,000,000 common shares.

On February 3, 2020, a third-party lender converted $5,600.00 principal of a convertible debenture into 112,000,000 common shares.

On February 5, 2020, a third-party lender converted $4,682.00 principal of a convertible debenture into 93,640,000 common shares.

On February 18, 2020, a third-party lender converted $7,000.00 principal of a convertible debenture into 116,666,667 common shares.

On August 26, 2020, the Company issued its CEO, Vikram Grover, 125,000 Series B Preferred Shares for accrued compensation of $25,000.00.

On August 27, 2020, a third-party lender converted $6,100.00 principal and $947.93 interest of a convertible debenture into 128,144,181 restricted common shares.

On August 31, 2020, a third-party lender converted $2,950.00 principal and $500.00 of fees of a convertible debenture into 115,000,000 common shares.

On September 3, 2020, the Company issued its CEO, Vikram Grover, 1,370,065 Restricted Series B Preferred shares for accrued compensation of $137,065.00.

On September 4, 2020, a third-party lender converted $57.96 principal, $2,811.59 intertest and $500.00 of fees of a convertible debenture into 112,318,333 common shares.

From September 10, 2020 through October 8, 2020, a third-party lender converted $25,000.00 warrants attached to a 2017 loan into 611,005,229 common shares. As a result, the debenture and warrants were retired.

F-16

On September 15, 2020, a third-party lender converted $5,069.54 principal and $1,689.85 interest of a convertible debenture into 135,187,800 common shares.

On September 30, 2020, a third-party lender converted $20,229.66 principal and $6,743.22 interest of a convertible debenture into 179,819,200 common shares.

On October 8, 2020, a third-party lender converted $21,239.12 principal and $7,079.71 interest of a convertible debenture into 188,792,200 common shares.

On October 9, 2020, the Company issued its CEO, Vikram Grover, 93,750 Restricted Series B Preferred shares for accrued compensation of $37,500.00.

On October 13, 2020, we amended the terms of our Series A Preferred Shares to include an annual dividend of $0.0035 per share, a 1-50 conversion ratio and to vote on an as converted basis.

On October 20, 2020, a third-party lender converted $0 principal, $86.40 interest and $30,237.55 penalties related to a convertible debenture into 202,159,667 common shares.

From January 1, 2020 through October 23, 2020, the Company issued 275,000 Restricted Series B Preferred shares to consultants for professional services, including due diligence on the Purge Virus transaction, corporate development, sales and marketing, and other.

Effective October 25, 2020, the Company and a third party lender amended a prior settlement agreement effected in 2019 to require the issuance of seven hundred ninety four million, forty one thousand, one hundred thirty three (794,041,133) Settlement Shares of common stock, as follows: a) publicly tradeable shares of common stock (the “Settlement Shares” or the “Shares”) to be converted, transferred and delivered to the third party lender, in whole or in part pursuant to the third party lender’s notice: 1) on or before November 1, 2020 – 264,680,377 Settlement Shares, in whole or in part as determined by the third party lender, in its discretion; plus 2) on or before December 1, 2020 – 264,680,378 Settlement Shares, in whole or in part as determined by the third party lender, in its discretion; plus 3) on or before January 1, 2021 – 264,680,378 Settlement Shares, in whole or in part, as determined by the third party lender, in its discretion. Remaining shares, which were reserved and subsequently sold, settled the balance of the November 2019 $283,000.00 lawsuit brought by the third-party lender against the Company. The lender subsequently executed conversions of principal, interest, and penalties into 794,041,134 common shares, and the note and associated settlement are now retired/closed.

On November 2, 2020, a third-party lender converted $10,944.39 principal, $93.60 interest and $20,799.13 penalties related to a convertible debenture into 212,247,469 common shares.

On October 28, 2020, a third-party lender funded the Company $115,000.00 in a redeemable convertible note, netting $98,000.00 after an original issue discount (OID) of $10,000.00, legal fees of $5,000.00 in legal fees and $2,000.00 in broker fees.

On December 2, 2020, a third-party lender converted $55,709.65 penalties related to a convertible debenture into 222,838,600 common shares.

On December 30, 2020, a third-party lender converted $12,000.00 principal related to a convertible debenture into 25,000,000 common shares.

On December 31, 2020, we issued a consultant 25,000 Series B Preferred shares for cannabis legal analysis.

F-17

Business Development and Related

On October 2, 2020, we issued John Kelly, owner of PPE Source International LLC (PPESI), a provider of PPE to small, medium, and large businesses, institutions, and government customers, 100,000 Series B Preferred Shares for a 180-day exclusive option to purchase his 100% member interests in PPESI. We are in negotiations to extend this purchase option.

On October 19, 2020, we closed the acquisition of 100% of the member interests of Purge Virus, LLC from Charles Szoradi for consideration of two million (2,000,000) Series B Preferred Shares. The purchase maintains PV as a 100% owned subsidiary of FOMO CORP., includes cross-selling relationships with Mr. Szoradi’s 100% owned LED company Independence LED and 33% owned energy management software company Energy Intelligence Center (EIC), and JV partner Company PPE Source International LLC.

On December 6, 2020, we appointed Paul Benis, a 30-year veteran of the industrial HVAC market, technology executive and owner of PVBG Inc, to the Advisory Board. As part of the appointment, we issued Benis ten (10) million common stock purchase warrants with a strike price of $0.001 and a three-year expiration.

COVID-19 Pandemic Update

In March 2020, the World Health Organization declared a global health pandemic related to the outbreak of a novel coronavirus. The COVID-19 pandemic adversely affected the company’s financial performance in the third and fourth quarters of fiscal year 2020 and could have an impact throughout fiscal year 2021. In response to the COVID-19 pandemic, government health officials have recommended and mandated precautions to mitigate the spread of the virus, including shelter-in-place orders, prohibitions on public gatherings and other similar measures. There is uncertainty around the duration and breadth of the COVID-19 pandemic, as well as the impact it will have on the company’s operations, supply chain and demand for its products. As a result, the ultimate impact on the company’s business, financial condition or operating results cannot be reasonably estimated at this time.

On June 4, 2020, the Company entered a $11,593 note payable to Bank of America, pursuant to the Paycheck Protection Program (“PPP Loan”) under the CARES Act. The loan remains outstanding but is expected to be forgiven by the U.S. government based on guidance from the Company’s commercial bank, Bank of America. We have applied for forgiveness of the loan with the SBA through our commercial bank, Bank of America.

Warrants

On October 28, 2020, the Company issued 328,571,428 warrants to a third-party lender with a 5-year expiration and an exercise price of $0.0007 per share.

On November 3, 2020, the Company issued 10,000,000 warrants to Dr. Wayman Baker, PhD with at a three-year expiration and an exercise price of $0.001 per share.

On December 2, 2020, the Company reduced the exercise price on 10,000,000 warrants owned by Aldo Baiocchi, former Advisory Board member who has provided working capital to the Company, from $0.01 per share to $0.001 per share.

On December 7, 2020, we issued Paul Benis, an Advisory Board member, 20,000,000 common stock purchase warrants with a three-year expiration and $0.001 exercise price, for services to be rendered during 2021.

On December 31, 2020, we issued a consultant 25,000,000 warrants with a three-year expiration and a $0.001 exercise price for digital consultation and sales incentive.

On December 31, 2020, as compensation for bring the Company SEC current and for retention purposes, we issued our CEO Vikram Grover 200,000,000 warrants with a three-year expiration and an exercise price of $0.001.

F-18

On December 31, 2020, we issued Roderick Martin, CEO of AGILE Technologies Group, LLC, 20,000,000 common stock purchase warrants with a three-year expiration and $0.01 exercise price as compensation for joining our Advisory Board.

On December 31, 2020, we issued AGILE Technologies Group, LLC, 100,000,000 common stock purchase warrants with a three-year expiration and $0.001 exercise price as a sales incentive for offering our disinfection products and others to AGILE’s rapid diagnostic testing (“RDT”) clients. The warrants shall vest upon the generation of $500,000 in cumulative disinfection sales from our subsidiary Purge Virus, LLC by December 31, 2021 or $1,000,000 in cumulative disinfection sales from our subsidiary Purge Virus, LLC by December 31, 2023. Both Companies have an exclusive cross-selling agreement for their products which has generated material revenues to date.

Note 11 – SUBSEQUENT EVENTS

On January 1, 2021, we issued a consultant 25,000 Series B Preferred shares as a sales incentive for introducing us to native tribes, professional sports players, major recording artists, and other.

On January 4, 2021, a third-party lender converted $19,200.00 of principal and $0.00 interest related to a debenture into 40,000,000 common shares.

On January 5, 2021, a third-party lender converted $10,800.00 of principal and $7,248.16 interest related to a debenture into 40,000,000 common shares.

On January 6, 2021, we issued 175,000 Series B Preferred shares to two owners of SmartGuard UV for exclusive negotiations right to buy some or all units of the Company for a six-month period.

On January 7, 2021, a third-party lender converted $20,000.00 of principal and $0.00 interest related to a debenture into 55,555,556 common shares.

On January 11, 2021, a third-party lender converted $20,000.00 of principal and $0.00 interest related to a debenture into 55,555,556 common shares.

On January 11, 2021, a third-party lender converted $28,900.00 of principal and $7,094.36 interest and $1,590.00 in fees related to a debenture into 97,621,714 common shares.

On January 13, 2021, a third-party lender converted $21,059.18 of principal and $0.00 interest related to a debenture into 58,497,722 common shares.

On January 14, 2021, a third-party lender converted $18,000.00 of principal and $4,166.14 interest and $800.00 in fees related to a debenture into 59,652,311 common shares.

On January 20, 2021, a third-party lender funded a $205,000.00 debenture netting us $180,000.00 after OID and fees. We used a portion of the funds to retire a $115,000.00 third-party note funded to us on October 28, 2020.

On January 21, 2021, a third-party lender converted $18,000.00 of principal and $11,478.58 interest related to a debenture into 58,497,722 common shares.

On February 11, 2021, we issued 100,000 Series B Preferred shares to the owner of a nationwide HVAC services company as a down payment for potential acquisition of the business.

On February 12, 2021, we acquired 100% of the assets of Independence LED Lighting, LLC (“ILED”) for 250,000 Series B shares to move into the smart lighting and grow lights sectors.

On February 17, 2021, we issued Dr. Wayman Baker, an Advisory Board member, 20,000,000 common stock purchase warrants with a three-year expiration and $0.01 exercise price as compensation for services to be rendered in 2021.

F-19

On February 26, 2021, we retained BRIO Financial Group for outsource CFO services. We have committed 100,000,000 common stock purchase warrants with a three-year expiration and $0.02 exercise price as part of the compensation package. We expect BRIO will improve our financial controls. On or around the same timeframe, we retained a strategic M&A consultant to integrate our closed and planned acquisitions and issued his firm 6,250,000 restricted common shares. Further, we engaged an investor relations consultant in part with 300,000 restricted common shares, to update our presentation deck. We believe these engaged companies and professionals will help our Company move to the next level in finance, operations, and the public markets.

On February 27, 2021, the Company issued RHK Capital, a FINRA investment banking and brokerage firm, 100,000,000 common stock purchase warrants with a three-year expiration and a $0.02 exercise price as a retainer for services.

On March 4, 2021, we entered into a strategic partnership agreement with Online Energy Manager, LLC (“OEM”), including cross-selling and referrals of energy management software, a purchase option for up to 100% of OEM with a valuation cap at $10 million, and the issuance to OEM of 100,000,000 common stock purchase warrants with a five-year expiration and a $0.01 exercise price. We can redeem the warrants if our common stock closes over $0.03 for 20 sessions and the underlying common shares have been registered, which would provide capital.

On March 4, 2021, we issued Andrea Breaux, an executive at EcoLite Holdings, LLC one of our acquisition targets, 20,000,000 common stock purchase warrants with a three-year expiration and $0.01 exercise price. Ms. Breaux has joined our Advisory Board and is managing our social media.

On March 4, 2021, we issued Dilip Limaye, owner of Online Energy Manager, LLC (“OEM”) one of our strategic partners, 20,000,000 common stock purchase warrants with a three-year expiration and $0.01 exercise price. Mr. Limaye has joined our Advisory Board and is partnering with us for clean building energy management.

On March 6, 2021, we acquired 100% of the assets of Energy Intelligence Center, LLC (“EIC”) to further push into the clean building market. As consideration, we issued EIC 125,000 Series B Preferred shares and 50,000,000 common stock purchase warrants with a three-year expiration and a $0.01 exercise price.

Since December 31, 2020, the Company has signed letters of intent (“LOIs”) now in various stages of due diligence to acquire EcoLite Holdings, LLC, an HVAC services contractor (name redacted), LED Funding, LLC and LUX Solutions, LLC, which are structured with consideration in the form of restricted Preferred B shares equity, cash subject to financing and seller notes. All said transactions’ documentation is available on Forms 8-K filed with the SEC’s EDGAR system. The offers are non-binding and there are no assurances.

Per Note 6 the Company had $111,186 of convertible notes that were in default. During the first quarter of 2021 the Company converted all of that balance thereby curing all debt defaults. With regard to the final conversion of these default notes, on March 31, 2021, the Company retired the residual balance of a $200,000.00 Master Note partially funded by Tri-Bridge Ventures (“TBV”) on March 15, 2019, with $2,286.00 remaining principal, $3,069.86 accrued interest and $231,930.14 accrued penalties. For consideration, FOMO CORP. issued TBV 75,000,000 common shares. The transaction eliminated all default debt within FOMO’s capital stack/debt table making the Company current with its sole creditor GS Capital.

On May 31, 2021, the Company terminated its letter of intent to acquire the HVAC services contractor.

F-20

F-21

FOMO CORP and Subsidiary

(Formerly 2050 Motors, Inc.)

Condensed Balance Sheets

(Unaudited)

	As of	As of
	March 31, 2021	December 31, 2020
Assets

Current assets
Cash	$269,002	$12,069
Accounts receivable	86,993	20,859
Deposit on option to purchase business	17,500	-
Prepaid expense	-	910
Total current assets	373,495	33,838

Other assets:
Investments	168,000	168,000
Intangible assets	1,378,662	206,250
Goodwill	596,906	596,906
Total other assets	2,143,568	971,156

Total assets	$2,517,063	$1,004,994

Liabilities and stockholders’ deficit

Liabilities

Current liabilities
Accounts payable	$46,239	$63,291
Accrued intertest on loans payable	3,932	24,945
Customer deposit	97,048	5,614
Loan payable related party	7,532	3,574
Loans payable due to non-related parties, net	205,000	226,186
Loan Cares PPP	11,593	11,593
Derivative liability	2,209,605	834,230
Total current liabilities	2,580,949	1,169,433

Total liabilities	2,580,949	1,169,433

Stockholders’ deficit
Common stock; no par value authorized: 10,000,000,000 issued and outstanding 5,700,528,159 at March 31, 2021 and 4,713,543,121 December 31, 2020, respectively	5,166,243	4,232,960
Preferred stock Class A; $0.0001 par value authorized: 78,000,000 issued and outstanding 5,750,000 and 3,000,000 at March 31, 2021 and December 31, 2020, respectively: discretionary 1% dividend	575	300
Preferred stock Class B; $0.0001 par value authorized: 20,000,000 issued and outstanding 5,313,815 and 4,463,815 at March 31, 2021 and December 31, 2020, respectively: discretionary 1% dividend	531	446
Preferred stock Class C; $0.0001 par value authorized: 2,000,000 and issued and outstanding 1,000,000 at March 31, 2021 and December 31, 2020, respectively: discretionary 1% dividend	100	100
Additional paid-in-capital	4,695,540	3,139,400
Accumulated deficit	(10,051,875)	(7,662,645)
Common stock issuable	125,000	125,000
Total stockholders’ deficit	(63,886)	(164,439)

Total liabilities and stockholders’ deficit	$2,517,063	$1,004,994

The accompanying notes are an integral part of these financial statements

F-22

FOMO CORP and Subsidiary

(Formerly 2050 Motors, Inc.)

Condensed Statement of Operations

(Unaudited)

	For the Three Months Ended March 31,
	2020	2020

Operating revenue	$151,392	$-

Cost of revenue	132,221	-

Gross profit	19,171	-

Operating expenses:
General and administrative	589,785	50,532

Net loss from operations	(570,614)	(50,532)

Other income (expenses)
Interest expense	(211,312)	(10,551)
Debt Settlement	(231,930)	-
Impairment loss	-	(63,000)
Derivative liability gain (loss)	(1,375,374)	483,793
Total other income (expenses)	(1,818,616)	410,242

Income (loss) before income taxes	(2,389,230)	359,710

Provision for income taxes	-	-

Net income (loss)	$(2,389,230)	$359,710

Net income (loss) per share, basic and diluted	$-	$-

Weighted average common equivalent share outstanding, basic and diluted	5,445,268,799	2,053,310,893

The accompanying notes are an integral part of these financial statements

F-23

FOMO CORP and Subsidiary

(Formerly 2050 Motors, Inc.)

Condensed Statement of Stockholders’ Deficit

(Unaudited)

	Common Stock		Preferred Stock
			Class A		Class B		Class C		Common	Additional		Total
	Number	No	Number	$0.0001	Number	$0.0001	Number	$0.0001	Stock	paid-in	Accumulated	stockholders’
	of Shares	par value	of Shares	par value	of Shares	par value	of Shares	par value	Issuable	capital	deficit	deficit
Balance December 31, 2019	1,777,198,805	$3,800,405	3,000,000	$300	400,000	$40	1,000,000	$100	$125,000	$858,218	$(6,025,926)	$(1,241,863)

Conversion of convertible debt	428,306,667	22,582	-	-	-	-	-	-	-	-	-	22,582

warrants	-	-	-	-	-	-	-	-	-	5,781	-	5,781

Net income	-	-	-	-	-	-	-	-	-	-	359,710	359,710

Balance, March 31, 2020	2,205,505,472	$3,822,987	3,000,000	$300	400,000	$40	1,000,000	$100	$125,000	$863,999	$(5,666,216)	$(853,790)

Balance December 31, 2020	4,713,543,121	$4,232,960	3,000,000	$300	4,463,815	$446	1,000,000	$100	$125,000	$3,139,400	$(7,662,645)	$(164,439)

Conversion of convertible debt	905,435,038	563,643	-	-	-	-	-	-	-	-	-	563,643

Stock issued for compensation	6,550,000	99,640	-	-	-	-	-	-	-	-	-	99,640

Stock issued for loan cost	10,000,000	20,000	-	-	-	-	-	-	-	-	-	20,000

Purchase common share	65,000,000	250,000	-	-	-	-	-	-	-	-	-	250,000

Purchase Preferred A shares	-	-	2,750,000	275	-	-	-	-	-	274,725	-	275,000

Stock issued for compensation	-	-	-	-	300,000	30	-	-	-	123,970	-	124,000

Options to purchase business	-	-	-	-	175,000	17	-	-	-	38,483	-	38,500

Purchase assets	-	-	-	-	375,000	38				924,962		925,000

Warrants	-	-	-	-	-	-	-	-	-	194,000		194,000

Net income	-	-	-	-	-	-	-	-	-	-	(2,389,230)	(2,389,230)

Balance, March 31, 2021	5,700,528,159	$5,166,243	5,750,000	$575	5,313,815	$531	1,000,000	$100	$125,000	$4,695,540	$(10,051,875)	$(63,886)

The accompanying notes are an integral part of these financial statements

F-24

FOMO CORP and Subsidiary

(Formerly 2050 Motors, Inc.)

Condensed Statement of Cash Flows

(Unaudited)

	For the three months ended March 31,
	2021	2020
Cash flows provided by (used for) operating activities:
Net income (loss)	$(2,389,230)	$359,710
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Stock based compensation	165,500	5,781
Stock issued for Interest and loan costs	37,940
Interest expense paid by issuance of stock	220,527
Amortization	43,583	-
Interest expense from initial derivative liability	-	926
Derivative liability adjustment	1,375,375	(483,793)
Debt settlement	231,930
Impairment of investment	-	63,000
Increase (decrease) in assets and liabilities:
Prepaid expenses	910	-
Accounts receivable	(66,134)	-
Accounts payable	(39,047)	5,000
Customer deposits	91,434
Accrued interest	(21,013)
Accrued expenses		49,331

Net cash used for operating activities	(348,225)	(45)

Cash flows provided by (used for) Investing activities
Proceeds from sale of common stock	250,000	-
Proceeds from sale of Preferred Series A shares	275,000	-

Net cash provided by (used for) investing activities	525,000	-

Cash flows provided by (used for) Financing activities
Payment to non-related loans	(128,800)	-
Proceeds from loan from officer	3,958	-
Proceeds from non-related loans	205,000	-

Net cash provided by (used for) financing activities	80,158	-

Net (decrease) increase in cash	256,933	(45)
Cash, beginning of period	12,069	63

Cash, end of period	$269,002	$18

Supplemental disclosure of cash flow information
Common stock issued for debt	$563,643	$-

The accompanying notes are an integral part of these financial statements

F-25

FOMO CORP. and subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – BASIS OF PRESENTATION AND ORGANIZATION

FOMO CORP. previously known as “2050 Motors, Inc.” (“the Company”) is the successor to an entity incorporated on April 22, 1986 in the state of California. 2050 Motors, Inc., the Company’s sole operating subsidiary from 2014-2019, was incorporated on October 9, 2012 in the state of Nevada to import, market, and sell electric cars manufactured in China. In 2019, management dissolved the Company’s Nevada subsidiary as the electric vehicle (“EV”) strategies had failed. Meanwhile, the Company incubated an internet business targeting the Cannabis market @ www.kanab.club and pursued various ventures in the internet, communications, and technology markets. The Company purchased Purge Virus, LLC to enter the viral disinfection market on October 19, 2020, has since closed lighting and energy management acquisitions, and has announced several letters of intent (“LOI’s”) and signed several definitive agreements to acquire additional technology and services businesses.

On May 14, 2019, we dissolved our 2050 Motors, Inc. Nevada subsidiary and terminated all discussions and contractual relationships with Chinese manufacturers.

On December 16, 2019, we changed our company name to “FOMO CORP.” with the Secretary of State of California on the SEC’s EDGAR system. On November 17, 2020, we applied for a name change with FINRA and have responded to comments several times.

On October 19, 2020, FOMO CORP purchased Purge Virus, LLC and consequently entered the viral disinfection market.

On November 17, 2020, an application was submitted to FINRA to change the name and ticker symbol from 2050 Motors and ETFM to FOMO CORP. and FOMO, respectively. Subsequently, FINRA issued a name change and ticker change to “FOMO CORP.” and applied the ticker “FOMC”.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements were prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include accounts payable, the recoverability of long-term assets, and the valuation of derivative liabilities.

Consolidation

The consolidated financial statements of the Company include the Company and its wholly owned subsidiary, Purge Virus, LLC. All material intercompany balances and transactions have been eliminated in consolidation.

F-26

Cash

Cash consists of deposits in one large national bank. On March 31, 2021 and December 31, 2020, respectively, the Company had $269,002 and $12,069 in cash in the United States. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash accounts payable, accrued liabilities, short-term debt, and derivative liability, the carrying amounts approximate their fair values due to their short maturities. We adopted ASC Topic 820, “Fair Value Measurements and Disclosures,”, which requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of valuation hierarchy are defined as follows:

Level 1 input to the valuation methodology are quoted prices for identical assets or liabilities in active markets. The Company’s investment in Mobicard Inc., see Note 4, is actively traded on the pink sheets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The Company’s analyses of all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

We have recorded the conversion option on notes as a derivative liability because of the variable conversion price, which in accordance with U.S. GAAP, prevents them from being considered as indexed to our stock and qualified for an exception to derivative accounting.

We recognize derivative instruments as either assets or liabilities on the accompanying balance sheets at fair value. We record changes in the fair value of the derivatives in the accompanying statement of operations.

Assets and liabilities measured at fair value are as follows as of March 31,2021:

	Total	Level 1	Level 2	Level 4
Assets
Investments	168,000	168,000
Total assets measured at fair value	168,000	168,000

Liabilities
Derivative liability	2,209,605			2,209,605
Total liabilities measured at fair value	2,209,605			2,209,605

F-27

Assets and liabilities measured at fair value are as follows as of December 31, 2020:

	Total	Level 1	Level 2	Level 4
Assets
Investments	168,000	168,000
Total assets measured at fair value	168,000	168,000

Liabilities
Derivative liability	834,230			834,230
Total liabilities measured at fair value	834,230			834,230

The following is a reconciliation of the derivative liability for which Level 3 inputs were used in determining the approximate fair value:

Balance as of December 31, 2019	$893,171
Fair value of derivative liabilities	266,068
Loss on conversion	(483,793)
Gain on change in derivative liabilities	158,784
Balance as of December 31, 2020	$834,230

Balance as of December 31, 2020	$834,230
Fair value of derivative liabilities	2,750,749
Loss on conversion	(1,375,374)
Gain on change in derivative liabilities	0
Balance as of March 31, 2021	$2,209,605

Earnings Per Share (EPS)

Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similar to basic net income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares, warrants and stock options had been issued and if the additional common shares were dilutive. Diluted EPS assumes that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding options and the if-converted method for the outstanding convertible preferred shares. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under the if-converted method, convertible outstanding instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later). During the year ended December 31, 2020 and 2019, the Company generated no revenues and incurred substantial losses, of which the vast majority were due to mostly non-cash charges for accrued interest, penalties and derivative charges related to convertible debt instruments. Therefore, the effect of any common stock equivalents on EPS is anti-dilutive during those periods.

Concentration of Credit Risk

Cash is mainly maintained by one highly qualified institution in the United States. At no time were such amounts more than federally insured limits. Management does not believe that the Company is subject to any unusual financial risk beyond the normal risk associated with commercial banking relationships. The Company has not experienced any losses on our deposits of cash.

F-28

Income Taxes

The Company utilizes FASB Accounting Standards Codification (ASC) Topic 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 provides accounting and disclosure guidance about positions taken by an organization in its tax returns that might be uncertain. When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

F-29

On March 31, 2021 and December 31, 2020, the Company had not taken any significant uncertain tax positions on its tax returns for the period ended December 31, 2020 and prior years or in computing its tax provisions for any years. Prior management considered its tax positions, and believed that all of the positions taken by the Company in its Federal and State tax returns were more likely than not to be sustained upon examination. The Company is subject to examination by U.S. Federal and State tax authorities from inception to present, generally for three years after they are filed. New management, which took control of the Company on March 5, 2019, has filed federal and state taxes in California, Illinois and Pennsylvania as required and had brought the Company current in all regards.

Concentration of Credit Risk

Cash is mainly maintained by one highly qualified institution in the United States. At various times, such amounts are more than federally insured limits. Management does not believe that the Company is subject to any unusual financial risk beyond the normal risk associated with commercial banking relationships. The Company has not experienced any losses on our deposits of cash.

Risks and Uncertainties

The Company is subject to risks from, among other things, competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history and the volatility of public markets.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company provides for probable uncollectible amounts based upon its assessment of the current status of the individual receivables and after using reasonable collection efforts. The allowance for doubtful accounts as of March 31, 2021 and December 31, 2020 was zero.

F-30

Revenue Recognition

The Company recognizes revenues in accordance with Accounting Standards Codification (“ASC”) 606 – Contracts with Customers. Revenue from sales of products is recognized when the related performance obligation is satisfied. The Company’s performance obligation is satisfied upon the shipment or delivery of products to customers.

Stock-Based Compensation

The Company accounts for all stock-based compensation using a fair value-based method. The fair value of equity-classified awards granted to employees is estimated on the date of the grant using the Black-Scholes option-pricing model and the related stock-based compensation expense is recognized over the vesting period during which an employee is required to provide service in exchange for the award.

Goodwill and Other Acquired Intangible Assets

The Company initially records goodwill and other intangible assets at their estimated fair values and reviews these assets periodically for impairment. Goodwill represents the excess of the purchase price over the fair value of identifiable tangible and intangible assets acquired and liabilities assumed in a business combination and is tested at least annually for impairment, historically during our fourth quarter.

Recently Issued Accounting Pronouncements

In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. For public companies, ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. We are evaluating the impact this guidance will have on our financial position and statement of operations.

Note 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the continuation of the Company as a going concern. The Company reported an accumulated deficit of $10,051,875 as of March 31, 2021. The Company also had negative working capital of $2,207,454 on March 31, 2021, and had an operating loss of $570,614 for the three months ended March 31, 2021. To date, these losses and deficiencies have been financed principally through the issuance of common stock, loans from related parties and from third parties.

In view of the matters described, there is substantial doubt as to the Company’s ability to continue as a going concern without a significant infusion of capital. We anticipate that we will have to raise additional capital to fund operations over the next 12 months. To the extent that we are required to raise additional funds to acquire properties, and to cover costs of operations, we intend to do so through additional offerings of debt or equity securities. There are no commitments or arrangements for other offerings in place, no guaranties that any such financings would be forthcoming, or as to the terms of any such financings. Any future financing may involve substantial dilution to existing investors.

Note 4 – INVESTMENTS

During the year ended December 31, 2019, the Company issued 400,000 share of preferred class B stock in exchange for 210,000,000 shares of Mobicard Inc. The shares were valued at the market price of $0.0023 per share, or $483,000, at the acquisition date. The shares are currently valued at the market price of $0.0008 per share on March 31, 2021 for a total investment of $168,000.

F-31

During the year ended December 31, 2019, the Company received 1,000,000 shares of KANAB CORP. for consulting services provided by the Company’s CEO, Vikram Grover. The shares were valued at $0.0001 per share.

On October 19, 2020, the Company acquired 100% of the member interests of Purge Virus, LLC for consideration of 2,000,000 Series B Preferred Shares, valued at their market value of $800,000. As a result of the acquisition, the Company recognized intangible assets of $225,000 and goodwill of $596,906. The intangible assets are being amortized over their useful lives, ranging from 3 to 10 years.

Note 5 –RELATED PARTIES TRANSACTIONS

As of March 31, 2021, the Company subsidiary’s chief executive officer had an outstanding balance of $7,532. The loan is non-interest bearing and due on demand.

On March 6, 2019, Vikram Grover was appointed our President, Chief Executive Officer, Chief Financial Officer, Secretary and Director. Mr. Grover’s compensation consists of $12,500 per month, of which $5,000 is payable in cash while the Company is delinquent in its SEC filings and the balance to be accrued and payable in cash or stock on December 31 of each calendar year. Upon bringing the Company current with its SEC filings, Mr. Grover will be compensated $12,500 per month, of which $7,500 is payable in cash and $5,000 will be accrued and payable in cash or stock on December 31 of each calendar year. Additionally, upon bringing the Company current with its SEC filings, Mr. Grover was to be issued 100 million common stock purchase warrants with a $0.001 exercise price and a three-year expiration. If the Company’s common stock closed over $0.01 for 10 consecutive trading sessions, Mr. Grover was to be issued an additional 100 million common stock purchase warrants with a $0.001 strike price and a three-year expiration. Subsequently, Mr. Grover waived his rights to these options.

Note 6 – CONVERTIBLE NOTE PAYABLES

The Company had convertible note payables with three third parties with stated interest rates ranging between 10% and 12% and 22% default interest not including penalties. These notes have a conversion feature such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands; accordingly, the conversion option has been treated as a derivative liability in the accompanying interim financial statements. As of March 31, 2021, the Company had the following third-party convertible notes outstanding:

	Lender	Origination	Maturity	Amount	Interest

Note	GS Capital	01/20/21	01/20/22	205,000	12.0%
Total				$205,000
less discount				0
Net				$205,000

During the year ended December 31, 2020, third-party lenders converted $809,292 of principal and interest into 2,936,347,316 shares of common stock.

F-32

During the three months ended March 31, 2021, third-party lenders converted $563,643 of principal, interest and penalties into 905,435,038 shares of common stock.

The variables used for the Black-Scholes model are as listed below:

	March 31, 2021	December 31, 2020

●	Volatility: 253% - 466%	Volatility: 253% - 466%

●	Risk free rate of return: 1.24%- 1.53%	Risk free rate of return: 1.24% - 1.53%

●	Expected term: 1-3 years	Expected term: 1-3 years

The Company amortized a debt discount of $0 and $63,350 respectively, during the three months ended March 31, 2021 and year ended December 31, 2020, respectively.

On October 28, 2020, a third-party lender funded the Company $115,000.00 in a 12% convertible debenture due October 28, 2021. The transaction netted the Company $98,000.00 after original issue discount (OID) of $15,000.00 and placement agent fees of $2,000.00.

On January 20, 2021, a third-party lender funded the Company $205,000 in a 12% convertible debenture due January 20, 2022. The transaction netted the Company $180,000 after $25,000 loan fees.

During the three months ended March 31, 2021 third-party lenders converted $563,643 of principle, interest and penalties into 905,435,038 shares of no-par common stock

Note 7 – COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company may from time to time, become a party to various legal proceedings, arising in the ordinary course of business. The Company investigates these claims as they arise. There is no litigation outstanding as of March 31, 2021.

COVID-19 Pandemic Update

In March 2020, the World Health Organization declared a global health pandemic related to the outbreak of a novel coronavirus. The COVID-19 pandemic adversely affected the company’s financial performance in the third and fourth quarters of fiscal year 2020 and could have an impact throughout fiscal year 2021. In response to the COVID-19 pandemic, government health officials have recommended and mandated precautions to mitigate the spread of the virus, including shelter-in-place orders, prohibitions on public gatherings and other similar measures. There is uncertainty around the duration and breadth of the COVID-19 pandemic, as well as the impact it will have on the company’s operations, supply chain and demand for its products. As a result, the ultimate impact on the company’s business, financial condition or operating results cannot be reasonably estimated at this time.

On June 4, 2020, the Company entered a $11,593 note payable to Bank of America, pursuant to the Paycheck Protection Program (“PPP Loan”) under the CARES Act. The loan remains outstanding but is expected to be forgiven by the U.S. government based on guidance from the Company’s commercial bank, Bank of America. The SBA forgave this loan subsequent to quarter end.

F-33

Note 8 – INCOME TAXES

The Company did not file its federal tax returns for fiscal years from 2012 through 2020. Management at year-end 2020 believed that it should not have any material impact on the Company’s financials because the Company did not have any tax liabilities due to net loss incurred during these years.

Based on the available information and other factors, management believes it is more likely than not that any potential net deferred tax assets on March 31, 2021 and December 31, 2020 will not be fully realizable. The Company is current with franchise tax board fees due to the State of California and intends to prepare tax statements for the federal and state requirements for 2020. Today, the Company is current with its federal and state tax filings.

Note 9 – WARRANTS AND OPTIONS

At March 31, 2021 and December 31, 2020, a total of 1,163,660,714 and 713,571,428 warrants were outstanding, respectively

On March 20, 2021 the Company issued 100,000,000 warrants with a strike price of $0.01 and a five-year expiration to Online Energy Manager as consideration for a software license.

On March 31, 2021 The Company issued 50,000,000 warrants with a strike price of $0.01and an three-year expiration to Energy Intelligence as consideration on the asset purchase.

Note 10 – EQUITY

During the three months ended March 31, 2021 third-party lenders converted $563,643 of principle, interest and penalties into 905,435,038 shares of no-par common stock

On January 21, 2021 the Company issued a third-party lender 10,000,000 shares of no-par common stock for loan cost of $20,000.

On February 27, 2021, the Company issued a consultant 300,000 shares of no-par common stock for investor relations services of $4,140.

On March 1, 2021, the Company issued a consultant 6,250,000 shares of no-par common stock for consulting services of $95,500.

On March 31, 2021, the Company sold 65,000,000 shares of common no-par stock for $250,00, as part of an equity line of credit

During February 2021 the Company sold 2,750,000 Series A Preferred shares for $275,000.

On January 1, 2021, the Company issued a consultant 25,000 Series B Preferred shares for services valued at $5,500.

On January 6, 2021, the Company issued 175,000 Series B Preferred shares as a non-refundable deposit to purchase SmartGuard valued at $38,500.

On January 6, 2021, the Company issued 175,000 Series B Preferred shares as a refundable deposit to purchase SmartGuard valued at $38,500

On February 11, 2021, the Company issued 100,000 Series B Preferred shares as a non-refundable deposit to purchase PVBJ valued at $80,000.

On February 24, 2021, the Company issued 250,000 Series B Preferred shares to purchase assets of Independence LED Lighting LLC valued at $80,000.

On March 20, 2021, the Company issued 125,000 Series B Preferred shares to purchase the assets of Energy Intelligence Center LLC valued at $265,000.

F-34

Note 11 – ACQUISITIONS

PPE Source International LLC

On October 2, 2020, we issued the owner of PPE Source International LLC (PPESI), a provider of PPE to small, medium, and large businesses, institutions, and government customers, 100,000 Series B Preferred Shares for a 180-day exclusive option to purchase his 100% member interests in PPESI. We are in negotiations to extend this purchase option.

Purge Virus, LLC

On October 19, 2020, we closed the acquisition of 100% of the member interests of Purge Virus, LLC from Charles Szoradi for consideration of two million (2,000,000) Series B Preferred Shares. The purchase maintains PV as a 100% owned subsidiary of FOMO CORP., includes cross-selling relationships with Mr. Szoradi’s 100% owned LED company Independence LED and 33% owned energy management software company Energy Intelligence Center (EIC), and JV partner Company PPE Source International LLC.

Independence LED Lighting, LLC

On January 3, 2021, the Company offered to purchase 100% of the assets of Independence LED Lighting, LLC (“ILED”) for 250,000 1% Series B Preferred Shares and the assumption of critical vendor liabilities, subject to customer due diligence and legal review. ILED is an entity controlled by Charles Szoradi, CEO of FOMO’s Purge Virus LLC subsidiary acquired on October 19, 2020. The letter of intent (LOI) was approved by ILED’s Board of Directors and signed by Szoradi on January 5, 2021. On February 12, 2021, the Company closed the asset purchase of Independence LED Lighting, LLC for total consideration of 250,000 Restricted Series B Preferred Shares and the assumption of no debt. The assets were recorded at the fair value of the Series B Preferred shares of $660,000.

Energy Intelligence Center, LLC

On March 6, 2021, we completed an Asset Purchase Agreement to acquire 100% of the assets of Energy Intelligence Center, LLC. The Company paid Energy Intelligence 125,000 Series B Preferred Shares and 50,000,000 Common Stock Warrants with 3-year exercise term and an exercise price one cent. The assets were recorded at the fair value of the Series B Preferred shares and warrants of $361,995.

Online Energy Manager, LLC

On March 4, 2021, the Company signed a Licensing/ Strategic Agreement with Online Energy Manager, LLC (“OEM”). Under the agreement, OEM granted the Company a two-year non-exclusive right to license ENCORE-CI, the patented and other intellectual property of OEM. The Company shall pay a license fee of 7.50% of gross revenue per project for ENCORE-CI projects. The license is renewable beyond the two-year term if the Company generates a minimum of $100,000 in license fees in the second year.

OEM granted the Company a three-year option to purchase the assets of OEM for a cash payment of $10,000,000 and a two year option to purchase 19.90% of OEM Membership Units for a cash payment of $2,000,000.

As consideration, the Company granted OEM a five-year warrant to acquire 100,000,000 shares of the Company’s stock at an exercise price of $0.010 per share. If the shares are registered and the stock closes over $0.03 per share for 20 sessions out of the prior 30 sessions, the warrants shall be callable. The warrants were valued at $194,000.

SmartGuard Holdings LLC

On January 5, 2021, the Company and the principals of SmartGuard Holdings LLC entered into a six-month exclusive Agreement to explore acquisition of, investment in and/or partnership with 100% of SmartGuard Holdings LLC, consisting of:

●	75% interest in SmartGuard Financing LLC, which is the exclusive sales and financing arm for an expanding portfolio of SmartGuard Disinfection & Robotic Products consisting of a disinfection robot, disinfection locker and cart wash plus 100% of the income from the financing of Cyberclean Systems, LLC’s robotic products.

F-35

●	25% interest in GNW Technologies LLC (owner of Cyberclean Systems, LLC) plus an option to acquire an additional 25.1% of GNW. Cyberclean’s revenues consist of robot deployment revenues (80% of total) and RaaS (Robots as a Service) and EaaS (Energy as a Service) revenues (20% of total)
●	100% of SmartGuard Energy Solutions LLC including 100% interest in LED Funding LLC, whose revenues are derived from installation of LED lighting and energy efficiency control.

Consideration for the Agreement was 175,000 1% Series B Preferred Shares, valued at $17,500.

Ecolite Holdings LLC

On January 10, 2021, the Company offered to purchase 100% of the Member Interests of Ecolite Holdings LLC (“Ecolite” for the following consideration: 1) 2,549,383 Restricted 1% Series B Preferred Shares, 2) $2,000,000 cash, 3) $750,000 two-year 8% redeemable seller note, 4) a three-year earn-out of annual profits greater than $960,000, and 5) stock option grants to key employees in admin and sales/marketing. Ecolite is an entity controlled by John Kelly, a FOMO Advisory Board member and owner of PPE Source International LLC (“PPESI”), a business partner of FOMO’s wholly owned subsidiary Purge Virus LLC (“PV”). The letter of intent (LOI) was approved by FOMO’s Board of Directors and executed by John Kelly and FOMO’s CEO on January 10, 2021.

Other

On February 7, 2021, the Company extended an offer to acquire a nationwide HVAC services contractor. Consideration will include 650,000 restricted Series B Preferred Shares; $1,000,000 cash and a $500,000 two-year seller note. The Company has extended the deadline to close a definitive agreement to acquire a national HVAC services contractor to July 1, 2021.

Note 12 – SUBSEQUENT EVENTS

On April 9, 2021, the Company issued a consultant 6,250,000 shares of no-par common shares for consulting services.

On April 24, 2021, the Company issued 2,300 Series B Preferred shares for consulting services.

On April 20, 2021, the Company issued 25,000 Series B Preferred shares for consulting services relating to Kanab Corp.

On April 8, 2021, a third-party lender funded the Company $103,500 in a 22% convertible debenture due April 8, 2022. The transaction netted the Company $100,000 after $3,500 loan fees.

On April 16, 2021, the Company extended the LOI’s to purchase Ecolite and PPE Source International LLC until July 1, 2021

On April 14, 2021, the Company signed an agreement to purchase 100% interest in Lux Solutions LLC for $5,000,000. The purchase price is payable $1,250,000 in cash, $1,250,000 note payable and 1,250,000 series B Preferred shares at $.002 per share.

On April 14, 2021, the Company signed an agreement to purchase 100% interest in LED IV Funding LLC for $7,000,000. The purchase price is payable $1,750,000 in cash, $1,750,000 note payable and 1,750,000 series B Preferred shares at $.002 per share.

On April 22, 2021, the Company issued Brokerwebs LLC 25,000 Series B Preferred shares as a retainer for one-year administration of its cannabis social network Kanab Club 2.0 @ www.kanab.club which is currently under beta testing and expected to go live summer 2021.

On May 18, 2021, the Company incorporated FOMO ADVISORS LLC, a Wyoming limited liability company, as a wholly owned public/private merchant banking subsidiary.

On May 18, 2021, the Company restored FOMO CORP. (private), a Wyoming C-Corp. by the same name, to good standing. Management intends to utilize the vehicle as a strategic asset to develop cryptocurrencies to be named “FOMO COIN” and “KANAB COIN” or other.

On May 31, 2021, the Company terminated its letter of intent to acquire the HVAC services contractor.

F-36

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

EXHIBITS

Exhibit No.	Description

2.1*	Plan and Agreement of Reorganization dated as of January 30, 2014, among the Company, 2050 Motors and the 2050 Motors Shareholders.

3.1**	Articles of Incorporation

3.2**	Articles of Amendment

3.3**	Amended and Restated By-laws December 16, 2019

4.1***	Common Stock Purchase Warrant dated June 21, 2021 by and between the Registrant and Tysadco Partners LLC

5.1***	Opinion of Eilers Law Group, P.A.

10.1**	Convertible Note Between the Company and Auctus Fund LLC dated January 6, 2017

10.2**	Convertible Note Between the Company and JSJ Investments dated April 25, 2017

10.3**	Convertible Note and Warrant Agreement Between the Company and Crown Bridge Partners LLC September 15, 2017

10.4**	Convertible Note Between the Company and LG Capital Funding, LLC dated November 14, 2017

10.5**	Convertible Note Between the Company and PowerUp Lending Group Ltd. dated January 24, 2018

10.6**	Convertible Note Between the Company and PowerUp Lending Group Ltd. dated February 22, 2018

10.7**	Convertible Note Between the Company and PowerUp Lending Group Ltd. dated April 11, 2018

10.8**	Convertible Note Between the Company and PowerUp Lending Group Ltd. dated April 27, 2018.

10.9**	Convertible Note Between the Company and Jabro Funding Corp. dated July 23, 2018

10.10**	Convertible Note Between the Company and Jabro Funding Corp. dated October 1, 2018

10.11**	Convertible Note Between the Company and PowerUp Lending Group Ltd. dated November 1, 2018

10.12**	Convertible Note Between the Company and PowerUp Lending Group Ltd. dated March 8, 2019

10.13**	Convertible Note Between the Company and Tri-Bridge Ventures LLC dated March 15, 2019

10.14**	Convertible Note Between the Company and PowerUp Lending Group Ltd. dated July 9, 2019

10.15**	Convertible Note Between the Company and GS Capital Partners LLC dated September 6, 2019

10.16**	Convertible Note Between the Company and GS Capital Partners LLC dated November 12, 2019

10.17**	Convertible Note Between the Company and PowerUp Lending Group Ltd. dated November 14, 2019

10.18**	Convertible Note Between the Company and Auctus Fund LLC dated October 28, 2020

10.19**	Definitive Acquisition Agreement Between the Company and Purge Virus, LLC September 29, 2020

10.20**	FOMO CORP. – Purge Virus, LLC Reps and Warranties October 18, 2020

10.21***	Common Stock Purchase Agreement dated June 21, 2021 by and between the Registrant and Tysadco Partner LLC

23.1***	Consent of Boyle CPA, LLC

23.2***	Consent of Eilers Law Group, PA (included in Exhibit 5.1)

*	Incorporated by reference to the Company’s Form 8-K as filed with the SEC on February 5, 2014.

**	Incorporated by reference to the Company’s Registration Statement on Form 10’s as filed with the SEC on October 30, 2012, July 19, 2019 and December 7, 2020 (amended December 8, 2020). And by reference to Company’s Form 10K filed December 31, 2020 and the Company’s 8K filed October 7, 2020.

***	Filed herewith.

II-1

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

	(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

	(b)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

	(c)	Include any additional or changed material information on the plan of distribution.

2.	To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.	For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

II-2

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOMO CORP. (Formerly 2050 MOTORS, INC.)

Date: June 22, 2021	/s/ Vikram Grover
Vikram Grover, President
(Principal Executive Officer)

Date: June 22, 2021	/s/ Vikram Grover
Vikram Grover, Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vikram Grover, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of FOMO CORP. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Vikram Grover	President, Chief Executive Officer,	June 22, 2021
Vikram Grover	Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer & Director

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